UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ENOVIX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ENOVIX CORPORATION
3501 W. Warren Avenue
Fremont, California 94538
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 13, 2024
Dear Stockholder of Enovix Corporation:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of ENOVIX CORPORATION, a Delaware corporation (the “Company”). The Annual Meeting will be held in virtual format only, via live webcast at www.virtualshareholdermeeting.com/ENVX2024 originating from Fremont, California, on Thursday, June 13, 2024 at 1:30 p.m. Pacific Daylight Time. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person. We encourage you to attend online and participate. We recommend that you log in a few minutes before 1:30 p.m. Pacific Daylight Time, on June 13, 2024 to ensure you are logged in when the Annual Meeting starts. The webcast will open at 1:15 p.m. Pacific Daylight Time, on June 13, 2024. The Annual Meeting will be held for the following purposes:
1.To elect each of the Board of Directors’ seven nominees for director to serve until the 2025 Annual Meeting of Stockholders;
2.To approve, on an advisory basis, the compensation of our named executive officers;
3.To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2024; and
4.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
These items of business are more fully described in the Proxy Statement accompanying this notice of Annual Meeting.
The record date for the Annual Meeting is April 15, 2024. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
We are pleased to provide access to our proxy materials over the internet instead of mailing printed documents. We believe that this process allows us to provide information regarding the Annual Meeting in a timelier manner, while reducing the environmental impact and the cost of our Annual Meeting. On or about April 29, 2024, we expect to mail to stockholders the Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including the attached Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and a form of proxy card or voting instruction card, over the internet. Your vote is important. Whether or not you are able to attend the Annual Meeting online, it is important that your shares be represented. Please vote as soon as possible.
Our Board of Directors has fixed the close of business on April 15, 2024 as the record date for the Annual Meeting. Only stockholders of record at the close of business on April 15, 2024 are entitled to notice of the Annual Meeting. Only stockholders of record at the close of business on April 15, 2024 and their proxy holders are entitled to vote at the Annual Meeting. Such stockholders and their proxy holders may attend the Annual Meeting by going to www.virtualshareholdermeeting.com/ENVX2024 and logging on using the 16-digit control number located on the Notice, proxy card, or in the instructions accompanying the proxy materials.

On behalf of our Board of Directors, thank you for your participation in this important annual process.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 13, 2024, at 1:30 p.m. Pacific Daylight Time.
The Proxy Statement and our Annual Report on Form 10-K are available at www.proxyvote.com.

By Order of the Board of Directors

Dr. Raj Talluri
President and Chief Executive Officer
Fremont, California
April 29, 2024

You are cordially invited to attend the Annual Meeting online. Your vote is important. Whether or not you expect to attend the Annual Meeting online, please complete, date, sign and return the proxy mailed to you, or vote over the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

This Proxy Statement may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, are forward-looking statements. Examples of forward-looking statements include statements regarding our business strategy, governance strategy, executive compensation program objectives and philosophy, sustainability strategies and goals, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations, beliefs and assumptions that are difficult to predict and are subject to risks and uncertainties, which could cause actual results or performance to be different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the caption “Risk Factors” in our Annual Report, subsequent quarterly reports and other documents filed with the Securities and Exchange Commission from time to time. We undertake no obligation to revise or update any forward-looking statements.

ENOVIX CORPORATION
3501 W. Warren Avenue
Fremont, California 94538

PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 13, 2024 at 1:30 p.m. Pacific Daylight Time

GENERAL INFORMATION
The proxy materials for our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) include the Notice of Internet Availability of Proxy Materials (the “Notice”), Notice of Annual Meeting, this Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (collectively, the “proxy materials”) are first being furnished by and on behalf of the Board of Directors of Enovix Corporation on or about April 29, 2024.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our Board of Directors is soliciting your proxy to vote at the Annual Meeting, to be held on Thursday, June 13, 2024 at 1:30 p.m. Pacific Daylight Time. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
The Notice will provide instructions as to how a stockholder of record may access and review the proxy materials on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent by mail or email to the stockholder of record. The Notice will also provide voting instructions. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (“fiscal year 2023”) are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
We intend to mail the Notice on or about April 29, 2024 to all stockholders of record, who are entitled to vote at the Annual Meeting. The proxy materials will be made available to stockholders on the internet on the same date.
Will I receive any other proxy materials by mail?
No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided.
When is the record date for the Annual Meeting?
The Board of Directors set the record date for the Annual Meeting as of the close of business on April 15, 2024 (the “Record Date”).
How do I attend, participate in, and ask questions during the Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/ENVX2024. The Annual Meeting will start at 1:30 p.m. Pacific Daylight Time, on Thursday, June 13, 2024.
In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of our common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/ENVX2024. We recommend that you log in a few minutes before 1:30 p.m. Pacific Daylight Time to ensure you are logged in when the Annual Meeting starts. The webcast will open at 1:15 p.m. Pacific Daylight Time, on June 13, 2024.
If you would like to submit a question during the Annual Meeting, you may log in to www.virtualshareholdermeeting.com/ENVX2024 using your control number, type your question into the “Ask a Question” field, and click “Submit.” The webcast will open for questions at 1:15 p.m., Pacific Daylight Time, on June 13, 2024.
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will find posted our rules of conduct for the Annual Meeting when you log in prior to its start. During the question-and-answer session of the Annual Meeting, we will address questions pertinent to meeting matters, subject to time constraints. Questions that are substantially similar may be grouped and answered once to avoid repetition. To allow us to respond to appropriate questions in the allotted time, we may limit each stockholder to one question. Please refer to the rules of conduct for additional guidelines regarding the Annual Meeting.
What if I have technical difficulties or trouble accessing the Annual Meeting?
Beginning at 1:15 p.m. Pacific Daylight Time and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with technical difficulties they may have with accessing or hearing the virtual meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/ENVX2024 or at www.proxyvote.com.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date and their proxy holders will be entitled to vote online at the Annual Meeting. On the Record Date, there were 169,899,682 shares of common stock, par value $0.0001 per share, outstanding and entitled to vote. Holders of our shares of common stock as of the Record Date are entitled to one vote for each share held on all matters to be voted on by stockholders at the Annual Meeting.
For the ten days prior to the Annual Meeting, a list of stockholders of record will be available upon request via ir@enovix.com for examination by any stockholder for any purpose germane to the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held, not in your name, but rather in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid legal proxy from your broker, bank or other agent. Check with your broker, bank, or other agent, and follow the instructions you receive during the registration process prior to the Annual Meeting.
What am I voting on?
There are three matters scheduled for a vote:
•Proposal No. 1 - To elect seven directors to hold office until the 2025 Annual Meeting of Stockholders;
•Proposal No. 2 - To approve, on an advisory basis, the compensation of our named executive officers; and
•Proposal No. 3 - To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2024.

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the person named in the accompanying proxy, Arthi Chakravarthy, Chief Legal Officer, to vote on those matters in accordance with their best judgment. As of the date of this Proxy Statement, the Board of Directors did not know of any other business to be presented for consideration at the Annual Meeting.
How do I vote?
You may either vote “For” the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the proposal to approve, on an advisory basis, the compensation of our named executive officers, you may vote “For” or “Against” or abstain from voting. For the proposal to ratify the selection of Deloitte & Touche LLP, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.
•To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/ENVX2024, starting at 1:30 p.m. Pacific Daylight Time on Thursday, June 13, 2024. The webcast will open 15 minutes before the start of the Annual Meeting.
•To vote in advance of the Annual Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice or the printed proxy card. Your internet vote must be received by 8:59 p.m. Pacific Daylight Time on Wednesday, June 12, 2024 to be counted.
•To vote in advance of the Annual Meeting by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. Your telephone vote must be received by 8:59 p.m. Pacific Daylight Time on Wednesday, June 12, 2024 to be counted.
•To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or online at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker, bank or other agent may not vote your shares on Proposal Nos. 1 and 2 without your instructions, but may vote your shares on Proposal No. 3 even in the absence of your instruction. We encourage you to provide voting instructions to your broker, bank or other agent. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your broker, bank or other agent about how to submit your proxy to them at the time you receive this Proxy Statement.
If you are a beneficial owner of shares held in “street name”, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the nominees for director, “For” the proposal to approve, on an advisory basis, the compensation of our named executive officers, and “For” the ratification of selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2024. If any other matter is properly presented at the Annual Meeting, it is the intention of the person named in the accompanying proxy to vote on such matter in accordance with their best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.
Can I revoke my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to our Secretary at Enovix Corporation, 3501 W. Warren Avenue, Fremont, California 94538.
•You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker, bank or other agent, and you would like to revoke your proxy, you should follow the instructions provided by your broker, bank or other agent.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, (a) for Proposal No. 1 to elect directors, votes “For,” “Withhold” and broker non-votes, (b) for Proposal No. 2, votes “For” and “Against,” as well as abstentions, and (c) for Proposal No. 3, votes “For” and “Against,” as well as abstentions.
Abstentions will be counted towards the vote total and will have the same effect as “Against” votes for Proposal Nos. 2, and 3. Broker non-votes have no effect and will not be counted towards Proposal Nos. 1 and 2. We do not expect broker non-votes to exist in connection with Proposal No. 3.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to his or her broker, bank or other agent holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Since Proposal Nos. 1 and 2 are considered to be “non-routine,” we expect broker non-votes to exist in connection with Proposal Nos. 1 and 2. Proposal No. 3 is considered to be “routine,” and therefore we do not expect broker non-votes to exist in connection with Proposal No. 3.
As a reminder, if you are a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
•Proposal No. 1 - For the election of directors, the seven nominees receiving the most “For” votes from the holders of shares present by remote communication or represented by proxy and entitled to vote on the election of directors will be elected. A broker non-vote will not have any effect on the outcome of the election of directors. Accordingly, only votes “For” will affect the outcome.
•Proposal No. 2 - For the proposal to approve, on an advisory basis, the compensation of our named executive officers, the vote will be decided by the affirmative vote of the majority of the shares of our common stock present by remote communication or represented by proxy and entitled to vote on the proposal. An abstention on Proposal No. 2 will have the same effect as a vote “Against” Proposal No. 2. A broker non-vote on Proposal No. 2 will not have any effect on the voting results for Proposal No. 2. This is an advisory vote and is not binding on our Board of Directors. However, the Compensation Committee of the Board of Directors (the “Compensation Committee”) and our Board of Directors expect to take into account the outcome of the vote when considering future decisions regarding executive compensation.
•Proposal No. 3 – For the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2024, the vote will be decided by the affirmative vote of a majority of shares of our common stock present by remote communication or represented by proxy and entitled to vote on the proposal. An abstention on Proposal No. 3 will have the same effect as a vote “Against” Proposal No. 3.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the Annual Meeting by remote communication or represented by proxy. On the Record Date, there were 169,899,682 shares outstanding and entitled to vote. Thus, the holders of 84,949,842 shares must be present at the Annual Meeting by remote communication or represented by proxy at the Annual Meeting to have a quorum. The inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present.
Your shares will be counted towards the quorum only if you submit a valid proxy, or one is submitted on your behalf by your broker, bank or other agent, or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Annual Meeting may be adjourned by the chairperson of the Annual Meeting or the vote of the holders of a majority of shares represented at the Annual Meeting and entitled to vote thereon.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to disclose preliminary results and, within four business days after the final results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.
When are stockholder proposals and director nominations due for the 2025 Annual Meeting of Stockholders?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2025 Annual Meeting of Stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 30, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act , regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Enovix Corporation
Attention: Secretary
3501 W. Warren Avenue
Fremont, California 94538
Our Amended and Restated Bylaws (the “Bylaws”) also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in the notice with respect to such annual meeting delivered to stockholders, (ii) brought specifically by or at the direction of our Board of Directors, or a duly authorized committee of our Board of Directors, or (iii) properly brought before the meeting in accordance with our Bylaws by a stockholder of record entitled to vote at the meeting. To be properly brought, notice of the proposal must contain the information required by our Bylaws and must be received by our Secretary at our principal executive offices not earlier than the close of business on February 13, 2025 and not later than the close of business on March 14, 2025.
In the event that we hold the 2025 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2025 Annual Meeting of Stockholders and no later than the close of business on the later of the following two dates:
•the 90th day prior to the 2025 Annual Meeting of Stockholders; or
•the 10th day following the day on which public announcement of the date of our 2025 Annual Meeting of Stockholders is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Director Nominations
Holders of our common stock may propose director candidates for consideration by the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”). Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Information Regarding the Board of Directors and Corporate Governance—Nominating and Corporate Governance Committee.”
Our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director candidate, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above for stockholder proposals that are not intended to be included in a proxy statement.
In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19 under the Exchange Act.
PROPOSAL NO. 1 – ELECTION OF DIRECTORS
Our business and affairs are managed under the direction of the Board of Directors. The Board of Directors presently has seven members, five of whom are deemed “independent” under the SEC rules and listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. Upon the recommendation of the Nominating and Corporate Governance Committee of our Board of Directors, our Board of Directors has nominated the seven director nominees listed below for election at the Annual Meeting. Each of the director nominees currently serves on the Board of Directors. The current term of all directors will expire at the Annual Meeting when their successors are elected, and the Board of Directors has nominated each of these individuals for a new one-year term that will expire at the 2025 Annual Meeting of Stockholders when their successors are elected.
Vote Required
Directors are elected by a plurality of the votes of the holders of shares of common stock present by remote communication or represented by proxy and entitled to vote on the election of directors. Accordingly, the seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board of Directors. Each person nominated for election has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve if elected.
The following tables and narrative disclosure provide additional information about each of our director nominees, including a brief biography, position, age, tenure and independence determination, as well as information regarding the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board of Directors to determine that the applicable nominee should serve as a member of the Board of Directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE ELECTION OF EACH OF THE NAMED NOMINEES BELOW
Director Nominees
This table and the biographies below provide additional information regarding our seven director nominees. Each nominee is up for election for a one-year term expiring at the 2025 Annual Meeting of Stockholders.

Name	Position	Age	Independent (Y/N)	Director Since
Thurman John Rodgers	Chairman	76	N	2020
Betsy Atkins	Director	70	Y	2021
Pegah Ebrahimi	Director	44	Y	2021
Bernard Gutmann(1)	Director	64	Y	2023
Joseph Malchow(1)	Director	38	Y	2023
Gregory Reichow	Director	54	Y	2021
Dr. Raj Talluri(2)	President, CEO and Director	61	N	2023

(1)Effective June 22, 2023, our Board of Directors appointed Bernard Gutmann and Joseph Malchow as members of our Board of Directors.
(2)Effective January 18, 2023, our Board of Directors appointed Raj Talluri as President and Chief Executive Officer and a member of our Board of Directors.

Thurman John Rodgers, age 76, has served as Chairman of our Board of Directors since April 2023, and previously served as our Executive Chairman from November 2022 to April 2023, as Chief Executive Officer of Rodgers Silicon Valley Acquisition Corp ("RSVAC"), a special purpose acquisition company that completed its business combination with Enovix Corporation, a Delaware corporation (“Legacy Enovix”) in July 2021, following which RSVAC changed its name to Enovix Corporation, as Chairman of the Board of Directors of Legacy Enovix from September 2020 until its merger with and into Enovix Corporation in January 2023, and as a member of Legacy Enovix’s Board of Directors from February 2012 to January 2023.
Mr. Rodgers founded Cypress Semiconductor Corporation, a semiconductor company, in 1982 and served as the president, chief executive officer and as a member of its Board of Directors until April 2016. Since January 2017, Mr. Rodgers has served on the Board of Directors of Enphase Energy, Inc., and from January 2017 until January 2023, served as Chairman of the Board of Directors of FTC Solar, Inc., both of which are public companies in the energy industry. Since June 2023, Mr. Rodgers has served as Executive Chairman of Complete Solaria, a publicly-traded solar technology company, and as a member of its Board of Directors since November 2022. From May 2002 to May 2011, Mr. Rodgers served as a member of the Board of Directors of SunPower Corporation, an energy company. Mr. Rodgers is presently a member of the Board of Directors of several privately-held companies. From June 2004 through December 2012, Mr. Rodgers was a member of the board of trustees of Dartmouth College, his alma mater. He holds a B.S. in Physics and Chemistry from Dartmouth and a M.S. and Ph.D. in Electrical Engineering from Stanford University. At Stanford, Mr. Rodgers invented, developed and patented VMOS technology.
We believe that Mr. Rodgers is qualified to serve on our Board of Directors based on his public company board experience, industry knowledge and expertise and skills in strategy and management.
Betsy Atkins, age 70, has served as a member of our Board of Directors since July 2021 and previously served as a member of Legacy Enovix’s Board of Directors from January 2021 to January 2023. Since 1994, Ms. Atkins has served as the chief executive officer of Baja Corp, an independent venture capital firm focused on technology, renewable energy and life sciences. Ms. Atkins currently serves on the public company boards of SL Green Realty Corp., a real estate investment trust, since April 2015, Wynn Resorts Ltd., a hospitality company, since April 2018, and SolarEdge, a solar technology company, since May 2021, as well as other private companies. Ms. Atkins previously served on the boards of Cognizant Technology Solutions, an information technology services company, from 2017 to 2018, Schneider Electric, an energy company, from April 2011 to April 2019, Covetrus, Inc. and its predecessor, Vets First Choice, a pharmaceutical company, from February 2016 until September 2019, HD Supply, Inc., an industrial distributor, from September 2013 to April 2018, and SunPower Corporation, a publicly-traded energy company, from August 2005 to August 2012. Ms. Atkins received a B.A. from the University of Massachusetts.
We believe that Ms. Atkins is qualified to serve on our Board of Directors based on her public company board experience and corporate governance expertise.
Pegah Ebrahimi, age 44, has served as a member of our Board of Directors since November 2021 and previously served as a member of Legacy Enovix’s Board of Directors from November 2021 to January 2023. Since February 2022, Ms. Ebrahimi has served as co-founder and managing director of FPV Ventures, an investment fund focused on investing in mission driven founders. From October 2019 to January 2021, Ms. Ebrahimi served as a board advisor of Gainsight Inc., a technology company, focused on software optimizing the customer experience and improving product analytics. From January 2019 to October 2020, she served as the chief operating officer of Cisco Collaboration at Cisco Systems Inc., a publicly-traded, multinational company, focused on designing and developing networking equipment and technology. From November 2013 to January 2019, she served as chief operating officer of Global Technology Banking at Morgan Stanley & Co. LLC, a multinational investment bank and financial services company, where she previously served as chief information officer of global investment banking from December 2009 to November 2013 and vice president investment banking from July 2008 to November 2009. From 2015 to May 2018, she served as an advisory board member of Accompany, Inc., a technology company, focused on designing and developing a relationship intelligence platform. Ms. Ebrahimi received a B.S. in Economics and Mathematics from the Massachusetts Institute of Technology.
We believe that Ms. Ebrahimi is qualified to serve on our Board of Directors based on her go-to-market strategic expertise and leadership experience.
Bernard Gutmann, age 64, has served as a member of our Board of Directors since June 2023. Mr. Gutmann brings close to forty years of experience in the semiconductor space. Most recently he served as the Executive Vice President and Chief Financial Officer & Treasurer of ON Semiconductor, a semiconductor manufacturing company, a position he held from September 2012 to February 2021. Prior to that, from 2006 to 2012, he served in the role of Vice President, Corporate Analysis & Strategy of SCI LLC, a wholly owned subsidiary of ON Semiconductor. From 1999 to 2002, he held the position of Director, Financial Planning & Analysis of SCI LLC. In these roles, his responsibilities have included finance integration, financial reporting, restructuring, tax, treasury and financial planning and analysis. Prior to joining ON Semiconductor, Mr. Gutmann served in various financial positions with Motorola, a consumer electronics company, from 1982 to 1999, including controller of various divisions and an off-shore wafer and backend factory, finance and accounting manager, financial planning manager and financial analyst. He holds a Bachelor of Science in Management Engineering from Worcester Polytechnic Institute in Massachusetts.
We believe Mr. Gutmann is qualified to serve on our Board of Directors based on his executive and leadership experience and financial expertise.
Joseph Malchow, age 38, has served as a member of our Board of Directors since June 2023. Since 2013, Mr. Malchow has served as the founding partner at HNVR Technology Investment Management, a venture capital firm based in Portola Valley, California. Mr. Malchow also serves on the board of Enphase Energy, Inc., a global energy technology company, where he has helped to architect a digital transformation to advance software-defined distributed clean energy systems. From January 2021 to January 2023, Mr. Malchow served on the board of Archaea Energy Inc., a leading producer of renewable gas. From December 2020 through July 2021, he served on the board of RSVAC. Mr. Malchow also serves as a member of the board of the National Civic Arts Society in Washington, D.C. and has a wide range of technical expertise, including scaled infrastructure, software-driven businesses, data security and machine learning. Mr. Malchow holds an A.B. from Dartmouth College and a J.D. from Stanford University.
We believe that Mr. Malchow is qualified to serve on our Board of Directors based on his entrepreneurial, investment and leadership experience, and technical expertise.
Gregory Reichow, age 54, has served as a member of our Board of Directors since July 2021 and as a member of Legacy Enovix’s Board of Directors from November 2020 to January 2023. Since July 2016, he has served as a partner at Eclipse Ventures, LLC, a venture capital firm. From June 2013 to July 2016, Mr. Reichow served as vice president, production (manufacturing, supply chain and automation engineering), at Tesla, Inc., an electric automobile manufacturer. From April 2011 to June 2013, he served as vice president of operations, powertrain, at Tesla. From November 2003 to April 2011, Mr. Reichow served as senior vice president of operations of SunPower Corporation, an energy company. From 1993 to 2003, he served various manufacturing and quality roles at Cypress Semiconductor Corporation, a semiconductor company. Mr. Reichow received a B.S. in Mechanical & Industrial Engineering from the University of Minnesota.
We believe that Mr. Reichow is qualified to serve on our Board of Directors based on his executive and leadership experience and technical expertise.
Dr. Raj Talluri, age 61, has served as our President and Chief Executive Officer and as a member of our Board of Directors since January 2023. Prior to joining Enovix, Dr. Talluri was Senior Vice President and General Manager of the Mobile Business Unit at Micron Technology Inc., a publicly-traded global company, focused on creating data memory and storage solutions, from March 2018 through December 2022. Prior to Micron, from 2009 through March 2018, Dr. Talluri was at Qualcomm Inc., a publicly-traded multinational company, focused on designing and manufacturing semiconductors and wireless telecommunications products, where he served as Senior Vice President and General Manager of the Internet of Things business unit from 2015 through March 2018. Dr. Talluri began his career at Texas Instruments, a publicly-traded global company, focused on designing, manufacturing and embedding semiconductor chips, from 1993 through January 2009, first as a member of the technical staff and then successively leading product groups and business units over a 16-year tenure culminating with becoming general manager of the OMAP wireless terminals business unit. Dr. Talluri holds a Ph.D. in Electrical Engineering from the University of Texas at Austin, a Master of Engineering degree from Anna University in Madras, India, and a Bachelor of Engineering from Andhra University in Waltair, India.
We believe that Dr. Talluri is qualified to serve on our Board of Directors based on his executive and leadership experience and technical expertise.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board of Directors - Skills and Experience
The table below highlights some of the key skills and experiences that our directors have developed through education, direct experience and oversight responsibilities. We believe these collective qualities, skills, experiences and attributes are essential to our Board of Directors’ ability to provide independent oversight, exercise its risk management and oversight function and guide the Company to long-term, sustainable stockholder value. The skills matrix below is intended to depict notable areas of focus for each director, and therefore, if a director is not identified as having a particular attribute, it does not signify such director’s lack of ability to contribute in that specific area. The skills matrix below does not encompass all types of experience or skills of our Board of Directors.

EXPERTISE AREA	Thurman John Rodgers	Betsy Atkins	Pegah Ebrahimi	Bernard Gutmann	Joseph Malchow	Gregory Reichow	Dr. Raj Talluri
Engineering and Technical	X		X		X	X	X
Manufacturing / Supply Chain	X					X	X
Semiconductor or Battery Design	X			X		X	X
Intellectual Property and Patent	X						X
International Business - Asia Pacific	X			X		X	X
CEO / Executive Management	X	X		X	X		X
Financial Management and Accounting	X		X	X	X	X
Sales and Business Development	X		X		X		X
Public Board / Governance	X	X			X
Entrepreneurship	X	X	X		X	X
Human Capital Management	X	X			X	X
IT / Cybersecurity		X	X	X	X

Board of Directors - Diversity
The Diversity Matrix, below, provides the diversity statistics for our Board of Directors as of April 29, 2024. To see our Diversity Matrix as of April 28, 2023, please see the proxy statement filed with the SEC on April 28, 2023.

Board of Directors Diversity Matrix
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	—	2
Part II: Demographic Background
Asian	1	1	—	—
White	1	2	—	—
Did Not Disclose Demographic Background	2
Director Independence
Our common stock is listed on the Nasdaq Global Select Market. As required under Nasdaq listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. In addition, Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be “independent.” The Board of Directors consults with our counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
The Board of Directors has reviewed the independence of each director. Based on information provided by each director concerning her or his background, employment and affiliations, the Board of Directors affirmatively determined that none of the directors, other than Dr. Talluri and Mr. Rodgers, has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the directors is “independent” as that term is defined under the Nasdaq listing standards. In addition, our Board of Directors previously determined that John D. McCranie, who served as a director during fiscal year 2022, including as a member of the Audit Committee of the Board of Directors (the “Audit Committee”) and chairperson of the Compensation Committee, and resigned in January 2023, was “independent” as that term is defined under the Nasdaq listing standards, Emmanuel Hernandez, who served as a director during fiscal year 2022, including as a member of the Audit Committee, and resigned in September 2023, was “independent” as that term is defined under the Nasdaq listing standards, and Harrold Rust, who served as a director during fiscal year 2022, and resigned in January 2023, was not “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, the Board of Directors considered the current and prior relationships that each non-employee director has with Enovix and all other facts and circumstances the Board of Directors deems relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions described in the section titled “Certain Relationships and Related Party Transactions.”
There are no family relationships among any of our directors or executive officers.
Board of Directors Leadership Structure
The positions of Chairman of the Board of Directors and Chief Executive Officer are presently separated, with Mr. Rodgers serving as our Chairman of the Board of Directors and Dr. Talluri serving as our Chief Executive Officer. We believe this arrangement, at this time, allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board of Directors to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Bylaws and Corporate Governance Guidelines, which do not require that our Chairman of the Board of Directors and Chief Executive Officer positions be separate, allow our Board of Directors to determine the leadership structure that is appropriate for us at any given point in time, taking into account the dynamic demands of our business and other factors.

Role of the Board of Directors in Risk Oversight
One of the key functions of the Board of Directors is the informed oversight of our risk management process. The Board of Directors administers this oversight function directly through the Board of Directors as a whole, as well as through each of the three standing committees of the Board of Directors that address risks inherent to their respective areas of oversight. In particular, the Board of Directors is responsible for monitoring and assessing strategic risk exposure and the Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee will also monitor compliance with legal and regulatory requirements. The Compensation Committee of the Board of Directors also assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements, including from time to time in consultation with outside counsel and Compensia, our independent compensation consultant.
Meetings of The Board of Directors and Its Committees
The Board of Directors met seven times during fiscal year 2023. The Audit Committee and Compensation Committee each met five times, and the Nominating and Corporate Governance Committee met two times during fiscal year 2023. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which they served, held during the portion of fiscal year 2023 for which they were a director or committee member.
We encourage our directors and nominees for director to attend our annual meeting of stockholders. Two of our six then-current members of our Board of Directors attended our 2023 annual meeting.
Committees of the Board of Directors
The Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Pursuant to our Bylaws, the Board of Directors may establish such other committees as may be permitted by law. The following table provides current membership information for each of these Board of Directors committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Thurman John Rodgers
Betsy Atkins		X	X (Chair)
Pegah Ebrahimi	X		X
Bernard Gutmann (1)	X (Chair) (2)
Joseph Malchow (3)	X	X	X
Gregory Reichow (4)		X (Chair)	X
Dr. Raj Talluri

(1)Mr. Gutmann was appointed to the Board of Directors and as a member of the Audit Committee, effective June 22, 2023.
(2)Mr. Gutmann succeeded Emmanuel Hernandez as Chair of the Audit Committee, effective October 1, 2023, following Mr. Hernandez’s retirement from the Board.
(3)Mr. Malchow was appointed to the Board of Directors and as a member of the Compensation and Nominating and Corporate Governance Committee, effective June 22, 2023, and appointed as a member of the Audit Committee, effective October 1, 2023.
(4)Mr. Reichow stepped down from the Audit Committee in June 2023.
Below is a description of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors. Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board of Directors for approval. The written charters of the committees are available at the investors section of our website at https://ir.enovix.com/.
Audit Committee
The Audit Committee currently consists of Mr. Gutmann, Mr. Malchow and Ms. Ebrahimi, and previously included Mr. Reichow, a current member of the Board of Directors, and Mr. Hernandez, who retired from the Board of Directors in 2023, each of whom the Board of Directors has determined satisfies the independence requirements under the Nasdaq listing standards and Rule 10A-3(b)(1) under the Exchange Act. The chairperson of the Audit Committee is Mr. Gutmann, who succeeded Mr. Hernandez as chairperson of the Audit Committee on October 1, 2023, following Mr. Hernandez’s retirement from the Board of Directors on September 30, 2023. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.
The Board of Directors has also determined that Mr. Gutmann qualifies, and previously, Mr. Hernandez qualified, as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of both Mr. Gutmann’s and Mr. Hernandez’s level of knowledge and experience based on a number of factors, including their formal education and experience.
The primary purpose of the Audit Committee is to discharge the responsibilities of the Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee the independent registered public accounting firm. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis. Specific responsibilities of the Audit Committee include:
•helping the Board of Directors oversee corporate accounting and financial reporting processes;
•managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit the financial statements;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing related person transactions;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and
•approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.
Compensation Committee
The Compensation Committee consists of Mr. Reichow, Ms. Atkins and Mr. Malchow. The chairperson of the Compensation Committee is Mr. Reichow. Mr. Malchow was appointed to the committee concurrent with his appointment to the Board of Directors, effective June 22, 2023. The Board of Directors has determined that each current member of the Compensation Committee, as well as a former member of the Compensation Committee, John D. McCranie, who retired from the Board of Directors and its committees, effective January 23, 2023, is, or was, independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:
•reviewing and approving the compensation of the chief executive officer, other executive officers and senior management;
•administering the equity incentive plans and other benefit programs;
•reviewing, adopting, amending and terminating incentive compensation and equity plans, employment agreements, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and
•reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.

Compensation Committee Interlocks and Insider Participation.
None of Ms. Atkins and Messrs. McCranie, Malchow and Reichow, who serve or have served during the past fiscal year as members of our Compensation Committee, are an officer or employee of our Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Compensation Committee Processes and Procedures
The Compensation Committee typically meets quarterly and with greater frequency if necessary. The meeting agendas are developed by the chairperson of the Compensation Committee, in consultation with our Chief Executive Officer and/or Vice President of Human Resources. From time to time, various members of management and other employees as well as outside advisers or consultants may be invited to participate in the committee’s meetings to provide financial or other background information, make presentations, or otherwise advise on meeting agenda matters. The Compensation Committee also meets regularly in executive session. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding their compensation or individual performance objectives. The Compensation Committee charter grants the committee full access to all of our books, records, facilities and personnel. In addition, the charter provides that the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee deems necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
The Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted.
Our Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards, and establishes new performance objectives at one or more meetings held during the first quarter of the year. Our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. The Compensation Committee does not delegate authority to approve executive officer compensation.
We have designed our executive compensation program to attract, motivate and retain a team of highly qualified executives who will drive innovation and business success. To inform executive compensation decisions and ensure the competitiveness of our executive compensation programs and decisions, our Compensation Committee evaluates our executive compensation against the total executive compensation of a peer group of companies. For all executive officers and directors as part of its deliberations, the Compensation Committee may also review and consider, as appropriate, materials such as executive stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels.
Compensation Consultants
During fiscal year 2023, the Compensation Committee retained Compensia, Inc. (“Compensia”) as its compensation consultant. The Compensation Committee requested that Compensia:
•provide market information, analysis, and other advice relating to executive compensation on an ongoing basis;
•evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and
•assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Compensia was requested by the Compensation Committee to develop a comparative group of peer companies and to perform analyses of competitive performance and compensation levels and design for that group. At the request of the Compensation Committee, Compensia also engaged in discussions with members of the Compensation Committee and senior management to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which we compete. Following an active dialogue with Compensia, the Compensation Committee considered Compensia’s input as part of its decision-making process.
The Compensation Committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that Compensia provided, the quality of those services and the fees associated with the services provided during the fiscal year 2023. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq listing standards, and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Compensia.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of Ms. Atkins, Ms. Ebrahimi, Mr. Malchow and Mr. Reichow. The chairperson of the Nominating and Corporate Governance Committee is Ms. Atkins. All members of the Nominating and Corporate Governance Committee are independent under the Nasdaq listing standards. Specific responsibilities of the Nominating and Corporate Governance Committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board of Directors;
•considering and making recommendations to the Board of Directors regarding the composition and chairperson designation of the committees of the Board of Directors;
•reviewing and recommending to the Board of Directors the compensation paid to the directors;
•instituting plans or programs for the continuing education of the Board of Directors and orientation of new directors;
•reviewing, evaluating and recommending to the Board of Directors succession plans for our executive officers;
•overseeing our environmental, social and governance activities;
•developing and making recommendations to the Board of Directors regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and
•overseeing periodic evaluations of the performance of the Board of Directors, including our individual directors and committees.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity in terms of background, perspective and experience, including diversity with respect to race, ethnicity, gender, age, skills and such other factors as it deems appropriate, given the current needs of the Board of Directors and Enovix, to maintain a balance of knowledge, experience and capability. To implement and review the effectiveness of our diversity policy, the Nominating and Governance Committee reviews the appropriate skills and characteristics of members of the Board of Directors in the context of the then current composition of the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors is committed to seeking out highly-qualified candidates who are women or from underrepresented communities who meet the applicable business and search criteria to include in the pool of candidates from which director nominees are chosen.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board of Directors refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board of Directors. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Enovix during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board of Directors’ self-evaluation, conducted annually on a group and individual basis and every three years, conducted with an outside consultant. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, so long as the recommendations comply with our Amended and Restated Certificate of Incorporation and Bylaws and all applicable laws, rules and regulations. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by providing timely notice in writing to our Secretary at c/o Enovix Corporation, 3501 W. Warren Avenue, Fremont, California 94538. To be timely for our 2025 Annual Meeting of Stockholders, our Secretary must receive the notice not earlier than the close of business on February 13, 2025 and not later than the close of business on March 14, 2025. Submissions must include the specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics, applicable to all of our employees, executive officers and directors. Our Code of Business Conduct and Ethics is available at the investors section of our website at https://ir.enovix.com/. We are committed to maintaining high standards of financial integrity, open communication and a workplace environment free of harassment, discrimination or retaliation of any kind. We maintain a formal whistleblower policy under the oversight of our Chief Compliance Officer as well an ethics reporting hotline through a third party vendor. Reports of suspected violations of our Code of Conduct can be made directly to Human Resources, the Chief Compliance Officer or by phone, internet or mobile application through our ethics reporting hotline, which also allows for anonymous reporting. Retaliation is strictly prohibited under both our Code of Business Conduct and Ethics and whistleblower policy. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website to the extent required by applicable law including the rules of Nasdaq and SEC regulations.
Corporate Governance Guidelines
The Board of Directors has adopted Corporate Governance Guidelines to ensure that the Board of Directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. Our Corporate Governance Guidelines set forth the practices the Board of Directors intends to follow with respect to, among other things, board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation, succession planning, board assessment and director compensation. The Corporate Governance Guidelines are available in the investors section of our website at https://ir.enovix.com/.
Policy Prohibiting Hedging and Pledging of Our Equity Securities
Our Board of Directors has adopted an insider trading policy that applies to all of our employees, directors, and consultants. This policy prohibits our employees (including officers) and directors from engaging in short sales, transactions in put or call options, hedging transactions, pledges or other inherently speculative transactions with respect to our securities or derivative securities. The policy also prohibits our employees (including officers) and directors, and any person required to comply with the blackout periods under our insider trading policy, from pledging our securities as collateral for loans or holding our securities in margin accounts, unless a waiver to such restrictions is approved by the Board of Directors or the Audit Committee. Consistent with the terms of our insider trading policy, Mr. Rodgers received permission to use our securities, registered in his name and that of his living trusts, as security collateral for his investment account.

Stockholder Communications with the Board of Directors
Our stockholders wishing to communicate with the Board of Directors or an individual director may send a written communication to the Board of Directors or such director addressed to c/o Enovix Corporation, 3501 W. Warren Avenue, Fremont, California 94538, Attention: Secretary. The Secretary will review each communication. The Secretary will forward such communication to the Board of Directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary will discard the communication or inform the proper authorities, as may be appropriate.
Environmental, Social and Governance
Enovix published its third Environmental, Social and Governance (“ESG”) Sustainability Report on April 22, 2024, which is available on our website at https://enovix.com/esg. The 2023 Sustainability Report outlines what we accomplished in fiscal year 2023 and describes our plans for expanding our ESG program in 2024 and beyond. The following are a few highlights from our 2023 Sustainability Report:
•We published our first climate change disclosure (“CDP”) Climate Change Report to disclose fiscal year 2022 energy use data metrics and greenhouse gas (“GHG”) emissions for our factory in Fremont, California (“Fab1”), which data was verified by a third-party. Our report received a “B” rating.
•We commissioned a Climate Scenario Analysis in order to surface our climate risks and opportunities. On the basis of this analysis, Enovix developed an index based on the Task Force on Climate-related Financial Disclosures (“TCFD”) recommendations in four areas: governance, strategy, risk management, and metrics and targets. This TCFD Index appears in Appendix A of our 2023 Sustainability Report.
•Following the launch of our Diversity, Equity, and Inclusion (“DEI”) program in 2022, the DEI program in 2023 focused on expanding the DEI Committee to represent a broader cross-section of departments across the Company. Our DEI Committee met twice in 2023 and now includes 14 members across six departments. We also hosted Women in Leadership events and implemented DEI training for managers on topics such as unconscious bias and building an inclusive culture.
•In 2023, Enovix continued to collect energy use data for its Fab1 manufacturing facility in California, and began laying the groundwork for energy use data collection at its Fab2 manufacturing facility in Malaysia, and in Korea in late 2023 after the acquisition of Routejade was completed.
•As a reflection of the Company’s commitment to excellence in its occupational health and safety practices, Enovix has received multiple safety certifications for its wearable Li-ion battery cells, the ISO 9001:2015 quality management certification for its Fab1 manufacturing facility and cell characterization and safety lab, as well as multiple safety certifications acquired by Routejade in Korea.
•Enovix updated its Supplier Code of Conduct, which requires our suppliers to adhere to strict ethical, health, safety and environmental standards, including compliance with all laws relating to human rights and labor regulations, environmental, health and safety regulations, and conflict minerals management.
•We appointed an ESG Steering Committee, composed of a cross-functional group of Company leaders to advance the Company’s ESG goals. The ESG Steering Committee commenced quarterly meetings in the third quarter of 2023.

INFORMATION REGARDING EXECUTIVE OFFICERS
Our executive officers as of April 29, 2024 are as follows:

Name	Age	Position
Dr. Raj Talluri (1)	61	President and Chief Executive Officer
Farhan Ahmad (2)	47	Chief Financial Officer
Ajay Marathe	62	Chief Operating Officer
Arthi Chakravarthy (3)	45	Chief Legal Officer, General Counsel and Secretary

(1)Dr. Talluri’s employment with the Company commenced on January 18, 2023.
(2)Mr. Ahmad’s employment with the Company commenced on July 10, 2023.
(3)Ms. Chakravarthy’s employment with the Company commenced on April 24, 2023.
Biographical information for Dr. Talluri is included above with the director biographies under the section titled “Information about our Director Nominees.”
Farhan Ahmad, age 47, has served as our Chief Financial Officer since July 2023. Previously Mr. Ahmad served in several leadership roles at Micron Technology, a semiconductor manufacturing company, most recently as Vice President, Head of Investor Relations and Finance Strategy from October 2020 to July 2023, and prior to that, as Senior Director, Head of Investor Relations at Micron from July 2018 to October 2020. From 2011 to 2018, Mr. Ahmad was an Equity Analyst at Credit Suisse, an investment bank, covering a wide range of stocks across the semiconductor, semiconductor capital equipment and cleantech industries. Prior to Credit Suisse, Mr. Ahmad served in various roles at Applied Materials, a chip manufacturing company, including engineering, product management and strategic marketing. Mr. Ahmad has been granted three patents in the semiconductor processing technology field. Mr. Ahmad received his MBA from the University of California, Berkeley and a Bachelor of Technology in Chemical Engineering from the Indian Institute of Technology, Kanpur.
Ajay Marathe, age 61, has served as our Chief Operating Officer since November 2022. From October 2021 to August 2022, he served as Senior Vice President, Operations, at Western Digital, a digital storage solutions company. From November 2011 to October 2021, he served as Chief Operating Officer at Lumileds, a global lighting company. From October 2009 to November 2011, he served as Senior Vice President, Operations at Solaria Corporation, a solar module manufacturer. From April 1984 to 2007, he held various roles at AMD, a multinational semiconductor company. Mr. Marathe received a Bachelor of Engineering in production engineering from Veermata Jijabai Technological Institute, University of Bombay, India and M.S. in industrial engineering/operations research from Texas Tech University.
Arthi Chakravarthy, age 45, has served as our Chief Legal Officer since April 2023. Prior to Enovix, Ms. Chakravarthy was the General Counsel of Lighting eMotors, a zero emissions commercial vehicle manufacturing company. From March 2019 to July 2021, she served as Deputy General Counsel of Micron Technology, Inc., a semiconductor company. Before Micron, she was Vice President, Commercial Legal Affairs at TiVo, Inc., a consumer hardware company. Ms. Chakravarthy began her career at law firms including Wilson Sonsini Goodrich & Rosati and Morrison & Foerster LLP. Since 2009, she has served as a Board Member of Hospital for Hope India, a non-profit hospital in rural India she co-founded. Ms. Chakravarthy received a J.D. from Stanford Law School where she served as Editor of the Stanford Law Review. She has her B.A. in Human Biology with Honors from Stanford University.

EXECUTIVE COMPENSATION
Compensation Committee Report
Our Compensation Committee has reviewed and discussed the section titled “Compensation Discussion and Analysis” with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the section titled “Compensation Discussion and Analysis” be included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Respectfully submitted by the Compensation Committee of the Board of Directors.
Gregory Reichow (Chairperson)
Betsy Atkins
Joseph Malchow
This report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of our executive compensation program for fiscal year 2023, our executive compensation philosophies and objectives, and the compensation earned by our Named Executive Officers or “NEOs.” For fiscal year 2023, our Named Executive Officers were:

Name	Title
Dr. Raj Talluri	President and Chief Executive Officer
Farhan Ahmad	Chief Financial Officer
Ajay Marathe	Chief Operating Officer
Arthi Chakravarthy	Chief Legal Officer and Secretary
Harrold Rust	Former Chief Executive Officer
Steffen Pietzke	Former Chief Financial Officer
Ashok Lahiri	Former Chief Technical Officer
Ralph Schmitt	Former Chief Commercial Officer

Executive Transitions
During fiscal year 2023, the Company underwent several executive transitions. On January 18, our former CEO, Harrold Rust, retired and Dr. Talluri was appointed President and CEO of Enovix effective as of the same date. On February 1, our former Chief Commercial Officer, Cameron Dales, retired from his position, and the Company appointed Ralph Schmitt as Chief Commercial Officer, effective as of the same date. Ashok Lahiri, our former Chief Technical Officer, also retired effective February 1, after which Mr. Lahiri continued to provide certain technical advisory services to the Company. On April 24, the Company appointed Arthi Chakravarthy as Chief Legal Officer. On July 9, Steffen Pietzke, our former Chief Financial Officer, stepped down and the Company appointed Farhan Ahmad as Chief Financial Officer, effective July 10. Mr. Pietzke remained employed as a consultant for the remainder of fiscal year 2023. On August 11, Ralph Schmitt stepped down from his role as Chief Commercial Officer.
Executive Summary
Our current executive compensation program is intended to align executive compensation with our business objectives and to enable us to attract, retain and reward executive officers who contribute to our long-term success. We seek to accomplish this goal in a way that is aligned with the long-term interests of our stockholders. Our strategy has been to design our compensation programs to drive alignment of all employees, including our Named Executive Officers, with our stockholders. We believe that this approach recognizes that, as a Company, we are all one team with one mission. We believe our executive compensation program effectively aligns the interests of our Named Executive Officers with our objective of creating sustainable long-term value for our stockholders.
2023 Highlights
During fiscal year 2023, our strategic priorities were to build out our customer-facing product management team, advance toward our goal of becoming a scale supplier of smartphone batteries, including advancements in second generation (“Gen2”) manufacturing equipment design, as well as the fulfillment of orders to customers in the military, IoT, medical and industrial end markets following the Routejade acquisition. Highlights from fiscal year 2023 include that the Company:
•established a manufacturing base and team in Malaysia and announced the build out of our second facility, Fab2, in Penang, Malaysia;
•rebuilt the management team with diverse and experienced leaders that have a demonstrated track record in our target markets;
•established a dedicated research and development center in Hyderabad, India;
•strengthened customer and supplier relationships with a focus on industry-leading smartphone batteries; and
•vertically integrated our manufacturing capabilities with the Routejade acquisition in October 2023, gaining a seasoned team in Korea with decades of experience in the battery industry.
Executive Compensation Philosophy and Objectives
The compensation paid or awarded to our Named Executive Officers is generally based on the assessment of each individual’s performance compared against the business objectives established for the fiscal year as well as our compensation philosophy. In the case of new hire Named Executive Officers, their compensation is primarily determined based on the negotiations of the parties as well as our compensation philosophy. In setting compensation, the Compensation Committee also considers the competitive market, as discussed further below, and seeks to recognize and reward high performers through meaningful merit adjustments and bonus and equity incentive opportunities. As in prior years, for fiscal year 2023, the material elements of our executive compensation program were base salary, a short-term cash incentive opportunity and long-term equity-based compensation in the form of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”).
Consistent with our philosophy of aligning executive pay with the short-term and long-term performance of the Company, and to align the interests of management and stockholders, we structure a significant portion of our executive compensation to be variable (at risk) based on achievement of our performance measures and targets. Our Compensation Committee thoughtfully employs the primary compensation elements described below to achieve these objectives. In fiscal year 2023, our reliance on variable, at risk compensation, including annual cash incentive awards, PRSUs and RSUs, accounted for the majority of total target compensation for our Named Executive Officers.
Our compensation program is designed to:
•attract, incentivize, and retain employees at the executive level who contribute to our long-term success;
•provide compensation packages to our executives that are fair and competitive, and that reward the achievement of our business objectives; and
•effectively align our executives’ interests with those of our stockholders by focusing on long-term equity incentives that correlate with the creation of long-term value for our stockholders.
Under its charter, our Compensation Committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers. During fiscal year 2023, our Compensation Committee retained Compensia to provide it with market information, analysis, and other advice relating to executive compensation on an ongoing basis. For example, Compensia was engaged to assist with, among other things, refining our compensation peer group of companies to help us determine the appropriate level of overall compensation for our executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. Compensia does not provide any non-compensation related services to us.

How We Make Executive Compensation Decisions
Role of the Board, Compensation Committee and our Executive Officers
The Compensation Committee is responsible for determining the compensation of our Chief Executive Officer and each of our other executive officers. In setting the compensation of our Chief Executive Officer, the Compensation Committee takes into account the Board of Director’s review of the Chief Executive Officer’s performance and recommendations with respect to the compensation of our Chief Executive Officer. In setting the compensation of our other executive officers, the Compensation Committee takes into account the Chief Executive Officer’s review of each other executive officer’s performance and his recommendations with respect to their compensation. The Compensation Committee’s responsibilities regarding executive compensation are further described in the “Corporate Governance” section of this Proxy Statement.
Guidance from Independent Compensation Consultant
Compensia is engaged at the sole discretion of the Compensation Committee to provide executive compensation consulting services. With respect to fiscal year 2023, services Compensia provided include:
•reviewing peer group compensation data, awards under our equity incentive program and the authority delegated to the CEO with respect to such awards for non-executive officers;
•making recommendations to the Compensation Committee in determining performance goals in our annual incentive plan;
•analyzing the relationship between our pay and performance relative to peers;
•summarizing trends and tax and regulatory developments with respect to executive compensation, our compensation peer group, and our non-employee director compensation program; and
•assisting with preparing this Compensation Discussion and Analysis.
Compensia is retained by and reports to the Compensation Committee and, at the request of the Compensation Committee, participates in Compensation Committee meetings. Compensia did not provide any services to the Company with respect to fiscal year 2023 other than those provided to the Compensation Committee. The Compensation Committee reviewed the independence of Compensia under Nasdaq and SEC rules and concluded that the work of Compensia has not raised any conflict of interest.
Factors Used in Determining Executive Compensation
Our Compensation Committee sets the compensation of our executive officers at levels they determine to be competitive and appropriate for each Named Executive Officer, using their professional experience and judgment, input from our Chief Executive Officer (other than for himself) and the Board of Directors, and information provided by our compensation consultant. Pay decisions are not made solely by use of a formulaic approach or benchmark; the Compensation Committee believes that executive pay decisions require consideration of a multitude of relevant factors that may vary from year to year and by individual circumstance. In making executive compensation decisions, the Compensation Committee generally takes into consideration the factors listed below:
•corporate performance, business needs and business impact;
•each Named Executive Officer’s individual performance, experience, job function, change in position or responsibilities and expected future contributions to our Company;
•internal pay equity among Named Executive Officers;
•the need to attract new talent to our executive team and retain existing talent in a highly competitive industry and geographic region;
•a range of market data reference points, see “Comparison to Relevant Peer Group” below for additional information;
•the total compensation cost and stockholder dilution from executive compensation actions;
•trends and compensation paid to similarly situated officers within our market;
•recommendations of our compensation consultant;
•a review of a Named Executive Officer’s total targeted and historical compensation and equity ownership;

•our CEO’s recommendations (with respect to executive officers other than himself), based on his direct knowledge of the performance by each Named Executive Officer; and
•evolving best practices in compensation and governance.
Comparison to Relevant Peer Group
To obtain a broad view of competitive practices among industry peers and competitors for executive talent, the Compensation Committee reviews market data for peer group companies. The Compensation Committee believes that our executive compensation peer group should reflect the markets in which the Company competes for business, executive talent and capital and selects companies based on the following peer selection criteria:
•Industry: Hardware Companies with a focus on Battery Manufacturers, Automotive Manufacturers (including Automotive Retail and Parts and Equipment), Electrical Components and Equipment, Semiconductors, and Specialty Chemicals
•Market Capitalization: $0.5 billion to $8.2 billion (approximately 0.25x to 4.0x the Company’s market capitalization)
•Revenue: <$250.0 million for fiscal year 2022
•Business Model: battery / energy storage, research and development-intensity, in-house manufacturing
•IPO Date: before 1/1/21 (to ensure available disclosure of public company pay program)
•Ownership and HQ: US-Headquartered and traded on a major US exchange
In selecting companies for our peer group, the Compensation Committee considers recommendations from Compensia. The Compensation Committee approved the following peer group of companies to evaluate 2023 executive compensation decisions:

Ambarella	Fisker	Rambus
Amprius Technologies*	FuelCell Energy	SES AI
Blink Charging Co.	Impinj	Shoals Technologies Group
ChargePoint Holdings	Livent	SiTime
Energy Recovery	Luminar Technologies	Solid Power
Eos Energy Enterprises*	Navitas Semiconductor*	Wolfspeed*
EVgo Inc.	QuantumScape
This is the same peer group that was used for evaluating 2022 compensation decisions, except three companies were removed due to low market capitalization and four companies were added that met the peer selection criteria described above. The four peer group members that were added are marked above with an asterisk (*).
We believe that the compensation practices of our 2023 peer group provided us with appropriate comparison points for evaluating the compensation of our Named Executive Officers for fiscal year 2023 because of the developmental, market and organizational characteristics we shared with the companies in our peer group. In comparing our executive compensation program to the peer group, the Compensation Committee evaluated the cash compensation of the 50th percentile of the peer group and the equity compensation of the 75th percentile of the peer group.
Principal Elements of Compensation
Our compensation program for the Named Executive Officers is currently comprised of four major elements:
•annual base salary,
•annual incentive bonus,
•equity compensation, and
•employee benefits generally available to all of our employees.

Base Salary
Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our Named Executive Officers are designed to reflect each executive officer’s scope of responsibility and accountability with us. Our Named Executive Officers did not receive any increase in their base salaries for fiscal year 2023.
The table below sets forth the annualized base salaries of our Named Executive Officers for the fiscal year ended January 1, 2023 (“fiscal year 2022”) and fiscal year 2023:

Name	2022 Annualized Base Salary ($)	2023 Annualized Base Salary ($)
Dr. Raj Talluri(1)	—	545,000
Farhan Ahmad(1)	—	380,000
Ajay Marathe(1)	450,000	450,000
Arthi Chakravarthy(1)	—	350,000
Harrold Rust(2)	480,000	480,000
Steffen Pietzke(2)	400,000	400,000
Ashok Lahiri(2)	325,000	325,000
Ralph Schmitt(3)	—	350,000

(1)Dr. Talluri, Mr. Ahmad, and Ms. Chakravarthy commenced employment with the Company in 2023 on January 18, July 10, and April 24, respectively, and Mr. Marathe commenced employment with the Company on November 14, 2022. Each officers’ salary for the applicable year was prorated accordingly.
(2)Messrs. Rust, Pietzke and Lahiri separated from the Company in 2023 on February 1, July 9 and February 1, respectively. Each officers’ salary was prorated accordingly.
(3)Mr. Schmitt transitioned into the role of Chief Commercial Officer on February 1, 2023 and separated from the Company on August 11, 2023. His salary was prorated accordingly.
Bonuses
Our management team is eligible for short-term incentive compensation through our bonus plan, the Enovix Corporation Annual Incentive Program (the “AIP”). The AIP is intended to help attract and retain our management team members, reward them based on actual business results and help create a “pay for performance” culture. Our AIP provides bonus opportunities for the achievement of performance goals, which, for our Named Executive Officers, were established by the Compensation Committee at the beginning of the fiscal year. Payouts to participants vary based on performance as compared to the target performance goals established by the Compensation Committee. The Compensation Committee also retains discretion to adjust payouts for additional factors it deems appropriate. The payouts under the AIP can be in the form of cash or equity at the Compensation Committee’s discretion. Our Named Executive Officers did not receive an increase in their target bonus opportunities for fiscal year 2023, except for Mr. Schmitt, who received an increase adjustment of 10% in the first quarter of 2023, and Dr. Talluri, who received an increase adjustment of 20%, in the second quarter of 2023.

The table below sets forth the 2022 and 2023 target bonus opportunities for each of our Named Executive Officers, as applicable and adjusted for each fiscal year in accordance with their employment tenure, under the AIP:

Name	Annual Target Bonus (% of Annual Base Salary)	2022 Target Bonus Opportunities ($)	2023 Target Bonus Opportunities ($)
Dr. Raj Talluri(1)	100%	$—	$519,846
Farhan Ahmad	60%	—	109,615
Ajay Marathe	80%	48,600	360,000
Arthi Chakravarthy	60%	—	145,385
Harrold Rust	100%	480,000	N/A(2)
Steffen Pietzke	60%	240,000	240,000
Ashok Lahiri	60%	195,000	N/A(2)
Ralph Schmitt(3)	60%	—	210,000

(1)Dr. Talluri’s annual target bonus percentage was adjusted from 80% to 100% in the second quarter of 2023. His target bonus opportunity was prorated in accordance with his employment tenure.
(2)Messrs. Rust and Lahiri separated from the Company on February 1, 2023. Therefore, they were not eligible for any 2023 AIP bonus payout in fiscal year 2023.
(3)Mr. Schmitt’s annual target bonus opportunity increased from 50% to 60% in the first quarter of 2023.
2023 AIP Pay-for-Performance Alignment
The Compensation Committee undertakes a rigorous review and analysis to establish annual corporate performance goals under the AIP, and oversees the process by which our management team members establish individual performance goals under the AIP. We refer to these corporate and individual performance goals as critical success factors (“CSFs”). Incentive compensation under the AIP is split into five eligibility periods: four quarterly and one annual.
Bonus eligibility is based upon a combination of the level of achievement toward both the corporate and individual CSF goals for the applicable period. Bonus amounts under the AIP are payable in the form of cash or fully vested RSUs at the Compensation Committee’s discretion.
The quarterly and annual corporate CSFs in 2023 included over 35 measures of performance, including financial, manufacturing, research and development, products, sales, operational and other metrics. Examples of annual CSF goals include revenue targets, operational efficiency, customer growth, FAT and SAT completion at our manufacturing facilities and the shipment of samples to customers. No single corporate or individual CSF carries more than 15% of the overall performance weighting. Individual CSFs are specifically tailored to the individual’s area of responsibility and oversight. Individual CSFs in 2023 included for example, budgetary and operational goals and objectives relating to sales, safety, quality, compliance and human capital management.
The Corporate CSF achievement level is based on the Company’s CSF score with a minimum threshold level of achievement of 0% to a maximum of 120%. Similarly, the individual CSF achievement level is based on the individual’s CSF score, with a minimum threshold level of 0% to a maximum of 120%. The Compensation Committee assessed performance based on our achievements of the corporate CSFs and each individual’s achievement of their individual CSFs, as applicable, on a quarterly and annual basis.
Considering all of these factors, the Compensation Committee determined the individual payouts to the Named Executive Officers under the AIP based on the achievement level percentages set forth in the table below. In the third quarter of 2023, because the Corporate CSF achievement percentage was zero as the minimum payout threshold was not met, no bonus payouts were considered on an individual basis. The final payout determination is at the discretion of the Compensation Committee.

Performance Goals	Corporate CSFs	Individual CSFs
Q1 2023	115%	79% - 115%
Q2 2023	69%	60% - 100%
Q3 2023	—%	—%
Q4 2023	99%	0% - 100%
Annual 2023	71%	0% - 100%
The table below sets forth the AIP bonus targets (as adjusted to reflect each executive’s employment tenure) and payouts to each of our Named Executive Officers based upon 2023 performance:

		2023 AIP Payout
Name	2023 AIP Target ($)	Cash ($)	RSUs ($)	Total ($)
Dr. Raj Talluri	519,846	158,280	170,440	328,719
Farhan Ahmad	109,615	60,544	—	60,544
Ajay Marathe	360,000	—	121,259	121,259
Arthi Chakravarthy	145,385	62,042	22,249	84,291
Steffen Pietzke(1)	240,000	—	43,689	43,689
Ralph Schmitt(1)	210,000	—	65,642	65,642

(1)Messrs. Pietzke and Schmitt separated from the Company on July 9 and August 11, 2023, respectively. Each officer’s AIP payout was prorated accordingly.
Equity Compensation
We generally grant equity compensation to executive officers in connection with their initial employment, as well as annually to incentivize employees on a continuing basis. For retention purposes among others, additional equity compensation may be granted separately. In determining the amount of the equity compensation grants, we consider our compensation philosophy, the market data around equity packages offered to employees in comparable roles by our peer companies, the value of the outstanding equity compensation held by the executive officers, and for determination of the annual refresh equity grants only, individual performance is also considered.
New Hire Grants
In connection with the commencement of Dr. Talluri’s employment with the Company, in January 2023 we granted him an award of 2,000,000 RSUs with a five year vesting schedule. The award vests as to 1/5th of the total RSUs on the first anniversary of January 18, 2023, and as to 1/48th of the remaining RSUs each month thereafter, subject to his continued service with the Company at each vesting date.
In connection with the commencement of Mr. Ahmad’s employment with the Company, in July 2023 we granted him an award of 202,020 RSUs with a five year vesting schedule. The award vests as to 1/5th of the total RSUs on the first anniversary of July 10, 2023, and as to 1/48th of the remaining RSUs each month thereafter, subject to his continued service with the Company at each vesting date.
In connection with the commencement of Ms. Chakravarthy’s employment with the Company, in May 2023 we granted her an award of 251,601 RSUs with a five year vesting schedule. The award vests as to 1/5th of the total RSUs on the first anniversary of April 24, 2023, and as to 1/48th of the remaining RSUs each month thereafter, subject to her continued service with the Company at each vesting date.
Consulting Grants
In connection with Mr. Lahiri’s consulting services to the Company following his separation as our Chief Technical Officer, in March 2023 we granted him an award of 20,293 RSUs. Half of the award vested on April 30, 2023 and the remainder vested on July 31, 2023, subject to his continued service with the Company at each vesting date. In connection with Mr. Pietzke’s consulting services to the Company following his separation as our Chief Financial Officer, in June

2023 we granted him an award of 23,269 RSUs. The award vests as 1/6th of the total RSUs each month following the grant date, subject to his continued service with the Company at each vesting date.
Additional Equity Grants
In 2023, we also issued 65,000 and 28,652 shares to each of Messrs. Rust and Lahiri, respectively, for their cooperation in returning erroneously issued shares.

Long Term Equity Incentive Program
In 2022, we established our Long Term Equity Incentive Program (the “LTIP”). The program is designed to align the interests of our executive officers and certain other employees with our mission and the interests of our stockholders. The 2023 equity grant amounts under the LTIP were determined based on the Compensation Committee’s assessment of individual performance as well as the compensation data from peer companies, and each award was comprised of 50% PRSUs and 50% RSUs.
2023 LTIP Grant
One third (1/3) of the PRSUs are earned based upon our achievement of milestones in fiscal year 2023 and the remaining two thirds (2/3) are earned based on our achievement of milestones in fiscal year 2024. The milestones are annual product revenue goals (reported in accordance with generally accepted accounting standards in the United States in our Form 10-K for fiscal year 2023 and the upcoming fiscal year 2024) weighted at 50% in each fiscal year, and units sold goals in 2023 and in 2024 weighted at 50% in each fiscal year. The possible payout of PRSUs ranges from 0% to 200% for the product revenue milestones and 0% to 150% for the units sold milestones. For any PRSUs earned based on the achievement of fiscal year 2023 milestones, 50% of the PRSUs will be settled in shares in March 2025, and the remaining 50% of the PRSUs will be settled in shares in the first quarter of 2026. For any PRSUs earned based on the achievement of fiscal year 2024 milestones, 50% of the PRSUs will be settled in shares in March 2026, and the remaining 50% of the PRSUs will be settled in shares in the first quarter of 2027.
The 2023 RSUs have a four-year vesting period with 1/48th vesting monthly.
The following table discloses the total grant shares and fair value of the grants awarded under the LTIP for fiscal year 2023.

	2023 LTIP Grant
Name	PRSU Grant Shares (#)	RSU Grant Shares (#)
Dr. Raj Talluri(1)	292,343	292,343
Farhan Ahmad(1)	101,488	101,488
Ajay Marathe(1)	101,488	101,488
Arthi Chakravarthy(1)	63,599	63,599
Harrold Rust	—	—
Steffen Pietzke	76,161	76,161
Ashok Lahiri	—	—
Ralph Schmitt	95,201	95,201

(1)The 2023 LTIP awards were granted in April 2024.
Severance and Change of Control Benefits
Each Named Executive Officer’s employment agreement provides for certain severance benefits if the executive’s employment is involuntarily terminated by us without "cause” or the executive resigns for “good reason,” and also provides for enhanced equity acceleration benefits if the qualifying termination of employment occurs in connection with a change of control of the Company. All such severance benefits are subject to execution and effectiveness of a release of claims and compliance with the applicable Named Executive Officer’s employment agreement, confidentiality agreements, and non-competition and non-solicitation agreements, as well as returning all Company property to us.

We believe that these severance benefits are an important element of our executive compensation and retention program, which has particular importance in the context of a corporate transaction because providing change of control related severance benefits also should eliminate, or at least reduce, the reluctance of our Named Executive Officers to diligently consider and pursue potential transactions that may be in the best interests of our stockholders. We also believe that our severance benefit arrangements with our Named Executive Officers are consistent with compensation arrangements provided in a competitive market for executive talent and the events triggering payment represent appropriate hurdles for the severance benefits. We further believe that the benefits of such severance arrangements, including generally requiring a release of claims against us as a condition to receiving the severance benefits, are in our best interests.

Upon a Named Executive Officer’s termination of employment, on a case-by-case basis we will also enter into a separation agreement with the Named Executive Officer providing for severance benefits in exchange for a release of claims against the Company, and we entered into separation agreements with each of Messrs. Rust, Pietzke and Lahiri in connection with the terminations of their employment in fiscal year 2023.

A description of the terms and conditions of the foregoing severance benefits and separation agreements, as well as information about the estimated payments that our Named Executive Officers would have been eligible to receive as of December 31, 2023 (or for our Named Executive Officers who terminated employment in 2023, a summary of the payments they actually received), are set forth in “Potential Payments upon Termination or Change of Control” below.
No Tax Gross-Ups
In fiscal year 2023, we did not make gross-up payments to cover our Named Executive Officers’ personal income taxes that pertained to any of the compensation, perquisites or personal benefits paid or provided by us.
Health and Welfare Benefits
We provide benefits to our Named Executive Officers on the same basis as provided to all of our employees, including health, dental and vision insurance; and life and disability insurance. We do not maintain any executive-specific benefit or perquisite programs (other than as described below under “Potential Payments Upon Termination or Change of Control”).
401(k) Plan
We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits under the Internal Revenue Code of 1986, as amended (the “Code”), which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we contribute 3% of base salary to each employee’s account, regardless of an employee’s contribution decision. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.
Clawback Policy
The Compensation Committee has adopted an Incentive Compensation Recoupment Policy (“Clawback Policy”) that complies with Nasdaq Listing Rule 5608, Section 10D of the Exchange Act and the rules promulgated thereunder. The Clawback Policy requires that covered executives must reimburse us, or forfeit, any excess incentive-based compensation received by such covered executive during the three completed fiscal years immediately preceding the date on which we are required to prepare an accounting restatement of our financial statements due to material noncompliance with any financial reporting requirement under the securities laws. Executives covered by the Clawback Policy include our current and former executive officers, as determined by the Compensation Committee in accordance with Section 10D of the Exchange Act and Nasdaq listing standards, and such other senior executives or employees who may from time to time be deemed subject to the Clawback Policy by the Compensation Committee.
Incentive-based compensation subject to the Clawback Policy includes any compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. The amount subject to recovery is the excess of the incentive-based compensation received based on the erroneous data over the incentive-based compensation that would have been received had it been based on the restated results, and is computed without regard to any taxes paid. The Clawback Policy will only apply to incentive-based compensation received on or after October 2, 2023, the effective date of the Clawback Policy.

Summary Compensation Table
The following table shows information regarding the compensation earned by or paid to our Named Executive Officers during the fiscal years ended December 31, 2023, January 1, 2023, and January 2, 2022 (referred to as fiscal year 2023, 2022 and 2021, respectively).

Name and Principal Position	Fiscal Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Dr. Raj Talluri	2023	519,846	—	16,140,000	—	328,719	13,992	17,002,557
President and Chief Executive Officer
Farhan Ahmad	2023	182,692	—	3,999,996	—	60,544	5,886	4,249,118
Chief Financial Officer
Ajay Marathe	2023	450,000	—	—	—	121,259	13,949	585,208
Chief Operating Officer	2022	60,577	—	11,628,680	—	38,880	1,650	11,729,787
Arthi Chakravarthy	2023	242,308	—	2,749,999	—	84,291	7,830	3,084,428
Chief Legal Officer and Secretary
Harrold Rust	2023	107,377	—	733,777	9,966,500	—	1,258,266	12,065,920
Former President and Chief Executive Officer	2022	480,000	—	1,664,933	95,217	188,917	18,011	2,447,077
	2021	338,536	180,000	—	5,560,515	—	14,605	6,093,656
Steffen Pietzke	2023	254,375	—	4,765,790	1,000,244	43,689	403,567	6,467,665
Former Chief Financial Officer	2022	388,462	—	7,147,441	38,087	63,778	12,408	7,650,175
	2021	224,423	78,750	—	2,871,175	—	8,308	3,182,656
Ashok Lahiri	2023	81,250	—	669,178	2,950,513	—	633,434	4,334,375
Former Chief Technical Officer	2022	325,000	—	1,109,942	76,003	81,547	12,665	1,605,157
	2021	308,369	73,125	—	586,564	—	11,563	979,621
Ralph Schmitt	2023	245,867	—	2,499,978	—	65,642	9,569	2,821,056
Former Chief Commercial Officer

(1)The Company’s fiscal year generally ends on the Sunday that is closest to December 31 and contains 52 weeks, except for the years with 53 weeks.
(2)The amounts reported in this column do not reflect dollar amounts actually received by the Named Executive Officers. Instead, these amounts represent the grant-date fair value of RSUs and PRSUs granted in the applicable fiscal year and the incremental fair value of RSUs and PRSUs modified in the applicable fiscal year, in each case calculated in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock-based Compensation (“ASC 718”). For the PRSUs, the reported amounts presented above were calculated with the estimated probable outcome of the performance vesting condition in accordance with ASC 718 at the grant date. See Note 2 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for a discussion of the relevant assumption used in calculating these amounts. The following table presents the target and maximum amounts of the grant date fair value of PRSUs granted under the LTIP in fiscal year 2023.

		Grant Date Fair Value of PRSUs
Name	Grant Date	Target ($)	Maximum ($)
Steffen Pietzke(i)	4/10/2023	999,994	1,666,650
Ralph Schmitt(i)	4/10/2023	1,249,989	2,083,317
(i) The PRSUs granted to Messrs. Pietzke and Schmitt were forfeited in their entirety pursuant to the terms of the PRSU grant agreement, which provide that the grantee remain employed through the award determination date (as defined in the LTIP) in order to be eligible for the award.

(3)The amounts reported in this column do not reflect dollar amounts actually received by the Named Executive Officers. Instead, for fiscal year 2023, these amounts represent the incremental stock compensation expense recognized in connection with the equity award modification in accordance with the ASC 718. Our Named Executive Officers will only realize compensation to the extent trading price of our common stock is greater than the exercise price of the shares of our common stock underlying the option awards.
(4)The amounts reported in this column represent the amount earned under the AIP for each fiscal year, which included the actual payout in cash or fully vested RSUs in the following year. For the 2023 AIP payments in the form of fully vested RSUs, please refer to 2023 AIP payout table in the “2023 AIP Pay-for-Performance Alignment” section of this Proxy Statement.
(5)The following table summarizes the components of fiscal year 2023 total other compensation for our Named Executive Officers, including 401(k) contributions, life insurance premiums, severance, including accrued COBRA continuation coverage, pursuant to separation agreements, and fully vested RSU awards.

Name	401(k) Employer Contribution ($)	Group Term Life Insurance ($)	Severance and Other ($)(i)	2023 Total Other Compensation ($)
Dr. Raj Talluri	10,565	3,427	—	13,992
Farhan Ahmad	5,481	405	—	5,886
Ajay Marathe	10,385	3,564	—	13,949
Arthi Chakravarthy	7,269	561	—	7,830
Harrold Rust	6,101	411	1,251,754	1,258,266
Steffen Pietzke	7,742	669	395,156	403,567
Ashok Lahiri	2,438	411	630,585	633,434
Ralph Schmitt	7,376	2,193	—	9,569
(i) The amounts reported in this column represent the severance, bonus and COBRA continuation benefits earned pursuant to Messrs. Rust, Pietzke and Lahiri’s separation agreements of $573,154, $395,156 and $331,458, respectively. In addition, the amounts include $678,600 and $299,127, representing the value of 65,000 and 28,652 shares to each of Messrs. Rust and Lahiri, respectively, for their cooperation in returning erroneously issued shares. As previously disclosed, in the third quarter of 2023 the Company erroneously issued approximately 1.3 million shares of common stock to former executives as a result of an administrative issue that has since been corrected and all shares have been recovered.

2023 Grants of Plan-Based Awards Table
The following table provides information regarding the possible payouts to our Named Executive Officers in fiscal year 2023 under the 2023 AIP, the LTIP and the equity awards received by our Named Executive Officers in fiscal year 2023 under the Enovix Corporation Equity Incentive Plan (the “2021 Plan”).

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Dr. Raj Talluri	RSU(5)	1/18/2023	—	—	—	—	—	—	2,000,000	—	—	16,140,000
	AIP - Cash/RSU	—	—	519,846	748,578	—	—	—	—	—	—	—
Farhan Ahmad	RSU(5)	7/10/2023	—	—	—	—	—	—	202,020	—	—	3,999,996
	AIP - Cash/RSU	—	—	109,615	157,846	—	—	—	—	—	—	—
Ajay Marathe	AIP - Cash/RSU	—	—	360,000	518,400	—	—	—	—	—	—	—
Arthi Chakravarthy	RSU(5)	5/01/2023	—	—	—	—	—	—	251,601	—	—	2,749,999
	AIP - Cash/RSU	—	—	145,385	209,354	—	—	—	—	—	—	—
Harrold Rust	Modified options(6)	2/1/2023	—	—	—	—	—	—	—	—	—	9,966,500
	Modified RSU(6)	2/1/2023	—	—	—	—	—	—	—	—	—	733,777
Steffen Pietzke	RSU(7)	4/10/2023	—	—	—	—	—	—	76,161	—	—	999,994
	PRSU(7)	4/10/2023	—	—	—	—	76,161	152,322	76,161	—	—	999,994
	RSU(8)	6/28/2023	—	—	—	—	—	—	23,269	—	—	399,994
	Modified options(9)	7/9/2023	—	—	—	—	—	—	—	—	—	925,883
	Modified RSU(9)	7/9/2023	—	—	—	—	—	—	—	—	—	2,547,080
	Modified PRSU(9)	7/9/2023	—	—	—	—	—	—	—	—	—	193,721
	Modified options(10)	12/15/2023	—	—	—	—	—	—	—	—	—	74,361

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)
	AIP - Cash/RSU	—	—	240,000	345,600	—	—	—	—	—	—	—
Ashok Lahiri	Modified options(6)	2/1/2023	—	—	—	—	—	—	—	—	—	2,950,513
	Modified RSU(6)	2/1/2023	—	—	—	—	—	—	—	—	—	489,179
	RSU(11)	3/1/2023	—	—	—	—	—	—	20,293	—	—	179,999
Ralph Schmitt	RSU(7)	4/10/2023	—	—	—	—	—	—	95,201	—	—	1,249,989
	PRSU(7)	4/10/2023	—	—	—	—	95,201	190,402	95,201	—	—	1,249,989
	AIP - Cash/RSU	—	—	210,000	302,400	—	—	—	—	—	—	—

(1)Amounts reported in these columns represent the target and maximum amount of possible cash incentive opportunities, which are at the discretion of our Board of Directors or the Compensation Committee, be paid in the form of fully vested RSUs, provided to our Named Executive Officers in fiscal year 2023 under the AIP, the terms of which are summarized under “Executive Compensation—Compensation Discussion and Analysis—Principal Elements of Compensation—Bonuses” and which do not represent actual compensation earned by our Named Executive Officers for fiscal year 2023. There is no threshold amount disclosed in the table because earned amounts can go as low as zero. Target and maximum amounts were set as a percentage of each Named Executive Officer’s base salary for fiscal year 2023 and adjusted for fiscal year 2023 in accordance with their employment tenure. For the actual amounts paid to each of the Named Executive Officers, see the “Summary Compensation Table” above and the applicable footnotes.
(2)Amounts reported in these columns represent PRSUs granted under the LTIP in fiscal year 2023 that will vest based on our product revenue and units sold goals with target (100%) and maximum (200%) payout, as further described under “Executive Compensation—Compensation Discussion and Analysis—Principal Elements of Compensation—Equity Compensation—Long Term Equity Incentive Program.” There is no threshold amount disclosed in the table because earned amounts can go as low as zero.
(3)Represents RSUs granted.
(4)Amounts reported in this column do not reflect dollar amounts actually received by the Named Executive Officers. Instead, these amounts represent the grant-date fair value of RSUs, PRSUs and stock options calculated in accordance with ASC 718. For the PRSUs, the reported amounts presented above were calculated with the estimated probable outcome of the performance vesting condition in accordance with ASC 718. See Note 2 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for a discussion of the relevant assumptions used in calculating these amounts.
(5)These are new-hire grants. 1/5th of these RSU shares shall vest on the one-year anniversary of the vesting commencement date and the remaining shares of the RSUs shall vest in 48 equal monthly installments thereafter, subject to each individual’s continued service at each vesting date. The vesting commencement date is the same day as the grant date, except for Ms. Chakravarthy’s new hire grant, which the vesting commencement date is April 24, 2023.
(6)Amounts represent incremental stock based compensation expenses related to the accelerated vesting of their equity awards and an extension of the exercise period for their options pursuant to Messrs. Rust and Lahiri’s separation agreements.
(7)These RSUs and PRSUs were forfeited during fiscal year 2023 when Messrs. Pietzke and Schmitt separated from the Company.
(8)These RSUs vest in six equal monthly installments on each monthly anniversary of the vesting commencement date of July 10, 2023, subject to Mr. Pietzke’s consulting service at each vesting date.
(9)Amounts represent incremental stock based compensation expenses related to the accelerated vesting of equity awards pursuant to Mr. Pietzke’s separation agreement.
(10)Amount represent incremental stock based compensation expenses related to an extension of the exercise period for the options pursuant to Mr. Pietzke’s consulting agreement.
(11)One-half of the RSUs vested on April 30, 2023 and the remaining RSUs vested on July 31, 2023, subject to Mr. Lahiri’s continued consulting services at each vesting date.

Outstanding Equity Awards as of December 31, 2023
The following table shows certain information regarding outstanding equity awards held by each of our Named Executive Officers as of December 31, 2023.

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Vested	Number of Securities Underlying Unexercised Options (#) Unvested	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dr. Raj Talluri(3)	1/18/2023(3)	—	—	—	—	2,000,000	25,040,000	—	—
Farhan Ahmad	7/10/2023(3)	—	—	—	—	202,020	2,529,290	—	—
Ajay Marathe	11/14/2022(3)	—	—	—	—	652,517	8,169,513	—	—
Arthi Chakravarthy	5/1/2023(4)	—	—	—	—	251,601	3,150,045	—	—
Harrold Rust	12/13/2018	24,230	—	0.05	12/13/2027	—	—	—	—
	4/20/2021	278,929	—	9.26	4/19/2031	—	—	—	—
	4/20/2021	266,156	—	9.26	4/19/2031	—	—	—	—
	3/18/2022	10,605	—	15.47	3/17/2032	—	—	—	—
Steffen Pietzke	4/20/2021	377,154	—	9.26	4/19/2031	—	—	—	—
	3/18/2022	4,242	—	15.47	3/17/2032	—	—	—	—
	6/28/2023(5)	—	—	—	—	3,878	48,553	—	—
Ashok Lahiri	12/13/2018	21,538	—	0.05	12/13/2027	—	—	—	—
	4/20/2021	141,376	—	9.26	4/19/2031	—	—	—	—
	3/18/2022	8,465	—	15.47	3/17/2032	—	—	—	—
Ralph Schmitt	—	—	—	—	—	—	—	—	—

(1)Option awards granted before May 2021 were granted pursuant to our 2016 Equity Incentive Plan, as amended (the “2016 Plan”) and all other option awards were granted pursuant to the 2021 Plan.
(2)The amount reported in this column represents the values of unvested RSUs as of December 31, 2023, which are based on the closing price of our common stock of $12.52 on December 29, 2023, the last trading day of fiscal year 2023.
(3)1/5th of the shares of our common stock underling the RSUs shall vest on the one-year anniversary of the vesting commencement date, which is the grant date, and the remaining shares of our common stock underlying the RSUs shall vest in 48 equal monthly installments thereafter, subject to each individual’s continued service at each vesting date.
(4)1/5th of the shares of our common stock underling the RSUs shall vest on the one-year anniversary of the vesting commencement date, April 24, 2023, and the remaining shares of our common stock underlying the RSUs shall vest in 48 equal monthly installments thereafter, subject to Ms. Chakravarthy’s continued service at each vesting date.
(5)Shares of our common stock underlying the RSUs shall vest in six equal monthly installments, subject to Mr. Pietzke’s consulting service at each vesting date.

Option Exercises and Stock Vested
The following table provides information on stock option exercises, RSUs and PRSUs vested for our Named Executive Officers during fiscal year 2023.

	Option Awards		RSUs/PRSUs
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Dr. Raj Talluri	—	—	—	—
Farhan Ahmad	—	—	—	—
Ajay Marathe	—	—	180,483	2,063,892
Arthi Chakravarthy	—	—	—	—
Harrold Rust	828,748	9,968,415	154,485	1,412,377
Steffen Pietzke	198,114	905,373	334,105	5,448,595
Ashok Lahiri	—	—	120,157	1,214,097
Ralph Schmitt	5,713	7,355	28,201	368,403

(1)The number of shares vested reported in this column excludes the AIP payout, which was granted as fully vested RSUs instead of cash.
(2)The values realized upon vesting for RSUs and PRSUs are based on the closing price of our common stock on the vesting dates. If the vesting date falls on a date the stock market is closed, the realized values are based on the latest available closing price of our common stock prior to the vesting date.
Employment Arrangements with Named Executive Officers

We believe that a strong, experienced management team is essential to the best interests of the Company and our stockholders. The employment agreements with our Named Executive Officers provide for at-will employment and set forth the material initial terms of employment. Our Named Executive Officers are also eligible for certain severance and change of control benefits, as described below under “Potential Payments Upon Termination or Change of Control.” In addition, each of our Named Executive Officers has executed our standard confidential information and invention assignment agreement. The key terms of these agreements are described below, or for our Named Executive Officers whose employment terminated in 2023, their separation agreements are described below.
Dr. Raj Talluri
We entered into an employment agreement with Dr. Talluri in January 2023, which governs the current terms of Dr. Talluri’s employment with us. The agreement provides for an initial annual base salary of $545,000 and an initial grant of 2,000,000 RSUs with a five-year vesting period. In addition, Dr. Talluri is eligible to receive an annual discretionary bonus of up to 80% of his base salary based in part on individual and corporate performance metrics. In the second quarter of 2023, the Compensation Committee increased his bonus eligibility to 100% of his base salary. He may be granted future additional equity awards at the discretion of the Board of Directors.
Farhan Ahmad
We entered into an employment agreement with Mr. Ahmad in July 2023, which governs the current terms of Mr. Ahmad’s employment with us. The agreement provides for an initial annual base salary of $380,000 and an initial grant of 202,020 RSUs with a five-year vesting period. In addition, Mr. Ahmad is eligible to receive an annual discretionary bonus of up to 60% of his base salary based in part on individual and corporate performance metrics. He may be granted future additional equity awards at the discretion of the Board of Directors.
Ajay Marathe
We entered into an employment agreement with Mr. Marathe in November 2022, which governs the current terms of Mr. Marathe’s employment with us. The agreement provides for an initial annual base salary of $450,000 and an initial grant of 833,000 RSUs with a 5-year vesting period. In addition, Mr. Marathe is eligible to receive an annual discretionary bonus of up to 80% of his base salary based in part on personal and corporate performance metrics. He may be granted future additional equity awards at the discretion of the Board of Directors.

Arthi Chakravarthy
We entered into an employment agreement with Ms. Chakravarthy in April 2023, which governs the terms of her employment with us. The agreement provides for an initial annual base salary of $350,000 and an initial grant of 251,601 RSUs with a five-year vesting period. In addition, Ms. Chakravarthy is eligible to receive an annual discretionary bonus of up to 60% of her base salary, based in part on individual and corporate performance metrics. She may be granted future additional equity awards at the discretion of the Board of Directors.
Harrold Rust
In connection with Mr. Rust’s retirement in January 2023, the Company and Mr. Rust entered into a separation agreement, the terms of which are summarized below under “Potential Payments Upon Termination or Change of Control.” Pursuant to the separation agreement, Mr. Rust stepped down as Chief Executive Officer and as a member of the Board of Directors, effective January 18, 2023, and after a brief transition period, separated from the Company, effective February 1, 2023.
Steffen Pietzke
In connection with Mr. Pietzke’s resignation in July 2023, the Company and Mr. Pietzke entered into a separation agreement, the terms of which are summarized below under “Potential Payments Upon Termination or Change of Control.” Pursuant to the separation agreement, Mr. Pietzke continued to provide services to the Company as a consultant for six months, for which he received an award of 23,269 RSUs under the Company’s 2021 Plan with a six-month vesting period.
Ashok Lahiri
In connection with Mr. Lahiri’s retirement as Chief Technical Officer, effective February 1, 2023, the Company and Mr. Lahiri entered into a separation agreement, the terms of which are summarized below under “Potential Payments Upon Termination or Change of Control.” Pursuant to the separation agreement, Mr. Lahiri continued to provide consulting services to the Company, for which he received an award of 20,293 RSUs under the Company’s 2021 Plan. Half of the award vested on April 30, 2023 and the remainder vested on July 31, 2023.
Ralph Schmitt
We entered into an amended and restated employment agreement with Mr. Schmitt in February 2023, which governed the terms of his employment with us until his retirement in August 2023. The agreement provided for an initial annual base salary of $301,744 and an annual discretionary bonus of up to 50% of his base salary, as well as equity awards at the discretion of our Board of Directors. The Compensation Committee subsequently increased Mr. Schmitt’s base salary and bonus eligibility to $350,000 and 60% on February 27, 2023. Mr. Schmitt stepped down from his role as our Chief Commercial Officer, effective August 11, 2023. Mr. Schmitt did not receive any severance or other benefits in connection with his separation from the Company.
Potential Payments Upon Termination or Change of Control
Upon the termination of a named executive officer’s employment, the named executive officer is entitled to receive their base salary accrued through their last day of employment, as well as any unused vacation accrued through their last day of employment.
Change of Control and Severance Benefit Provisions
In each of our Named Executive Officer’s employment agreements, the agreements contain a severance section that provides for severance benefits, including in connection with a Change of Control (all capitalized terms in this section, as defined in the employment agreements), subject to execution and effectiveness of a release of claims and compliance with their respective employment agreements, confidentiality agreements, and non-competition and non-solicitation agreements, as well as returning all company documents and other company property in their possession, custody or control, to us.
The severance section in our Named Executive Officers’ employment agreements provides that, in the event of a qualifying termination, which is either an involuntary termination of the executive’s employment by us without Cause, not including death or disability, or the executive’s resignation for Good Reason, such executive will be eligible to receive the following: (i) cash severance in an amount equal to 12 months (for Dr. Talluri) or nine months (for each other executive) of the executive’s base salary in effect as of the separation date, payable in installments; (ii) Company-paid health care coverage in effect as of the separation date for a period of up to 12 months (for Dr. Talluri) or nine months (for each other executive); (iii) a prorated amount of the executive’s target annual bonus in effect for the year of termination, payable in a lump sum at the same time annual bonuses are paid to the Company’s other employees; and (iv) the Company shall accelerate the vesting of the number of then-unvested shares subject to the executive’s equity awards that would have vested had the executive’s employment continued for 24 months (for Dr. Talluri) or 18 months (for each other executive) following the executive’s separation date. Additionally, if the qualifying termination occurs within the period commencing three months prior to and ending 12 months following the closing of a Change of Control, the executive will also be eligible to receiving vesting acceleration for 100% (for Dr. Talluri) or 75% (for each other executive) of the then-unvested shares subject to the executive’s equity awards (after taking into account the accelerated vesting described in clause (iv) of the immediately preceding sentence).
Separation Agreements
In connection with the termination of his employment in January 2023, Mr. Rust entered into a separation agreement with the Company and received (i) 12 months of his base salary paid in installments (equal to $480,000 in the aggregate), (ii) payment of his health care coverage either under our regular health plan or payment of his COBRA premiums until January 18, 2026 (an estimated value of $52,275), (iii) a lump sum cash payment of $40,879 reflecting prorated target quarterly and annual bonuses for 2023, (iv) continuing eligibility for a performance bonus for 2022, payable no later than March 1, 2023 (which equaled $96,000), (v) accelerated vesting of all of his equity awards (an estimated value of $733,777 based on our stock price on Mr. Rust’s termination date), and (vi) an extension of the period during which his options may be exercised until the end of the existing term of such option. Such payments were contingent on, among other things, his execution and nonrevocation of a general release of claims against us.
In connection with the termination of his employment in June 2023, Mr. Pietzke entered into a separation agreement with the Company and received (i) 9 months of his base salary paid in installments (equal to $300,000 in the aggregate), (ii) payment of his health care coverage under COBRA for a period of up to 9 months (an estimated value of $18,541), (iii) acceleration of the vesting of 18 months of unvested shares subject to his equity awards (an estimated value of $4,078,742 based on our stock price on Mr. Pietzke’s termination date), and (iv) a prorated amount of his annual target bonus for fiscal year 2023 (equal to $76,615), payable in a lump sum at the same time annual bonuses are paid to the Company’s other employees. Such payments were contingent on, among other things, his execution and nonrevocation of a general release of claims against us.
In connection with the termination of his employment in February 2023, Mr. Lahiri entered into a separation agreement with the Company and received (i) 9 months of his base salary paid in installments (equal to $243,750 in the aggregate), (ii) payment of his health care coverage either under our regular health plan or payment of his COBRA premiums until February 1, 2026 (an estimated value of $71,146), (iii) a lump sum cash payment of $16,562 reflecting prorated target quarterly and annual bonuses for 2023, (iv) continuing eligibility for a performance bonus for 2022 (equal to $39,000), payable no later than March 1, 2023, (v) accelerated vesting of all of his equity awards (an estimated value of $489,179 based on our stock price on Mr. Lahiri’s termination date), and (vi) an extension of the period during which his options may be exercised until the end of the existing term of such option. Such payments were contingent on, among other things, his execution and nonrevocation of a general release of claims against us. The Company provided these benefits in recognition of Mr. Lahiri’s long-standing contributions to the Company, including his role as a co-founder.
The following two tables quantify the severance and other benefits payable to each of our Named Executive Officers (who continued employment with us as of December 31, 2023) on a qualifying termination of employment, and on a qualifying termination of employment following a change of control. The amounts presented in the following two tables could be different from the actual payments to our Named Executive Officers when the actual events occur.

Potential Payments Upon a Qualifying Termination of Employment

Name	Cash Severance ($)(1)	Bonus ($)(2)	Value of Accelerated Equity Awards ($)(3)	COBRA Severance($)(4)	Total ($)
Dr. Raj Talluri	545,000	545,000	10,015,900	25,161	11,131,061
Farhan Ahmad	285,000	228,000	758,787	—	1,271,787
Ajay Marathe	337,500	360,000	3,128,673	27,427	3,853,600
Arthi Chakravarthy	262,500	210,000	944,934	18,871	1,436,305

(1)The amounts reported in this column represent an amount equal to the number of months of the base salary as of the separation date from the Company.
(2)The amounts reported in this column represent an estimate of 2023 bonus target opportunities under the AIP for our Named Executive Officers with an assumption of a full year of employment and the amounts reported in this column are before any tax withholding and standard payroll deductions.
(3)The amounts reported in this column represent the estimated fair value of the accelerated vesting of the unvested RSUs pursuant to the employment agreements of our Named Executive Officers. These amounts were estimated as of December 31, 2023 based on the closing price of our common stock as of December 29, 2023 and the actual realized amount would be different from the estimate reported in this column.
(4)The amounts reported in this column represent the estimated cost of the health care coverage from the separation date pursuant to the employment agreements.
Potential Payments Upon a Qualifying Termination of Employment Following a Change of Control

Name	Cash Severance ($)(1)	Bonus ($)(2)	Value of Accelerated Equity Awards ($)(3)	COBRA Severance($)(4)	Total ($)
Dr. Raj Talluri	545,000	545,000	25,040,000	25,161	26,155,161
Farhan Ahmad	285,000	228,000	1,896,968	—	2,409,968
Ajay Marathe	337,500	360,000	6,127,135	27,427	6,852,062
Arthi Chakravarthy	262,500	210,000	2,362,533	18,871	2,853,904

(1)The amounts reported in this column represent an amount equal to the number of months of the base salary as of the separation date from the Company. Pursuant to the employment agreements of the Named Executive Officers, Mr. Rust shall receive 12 months of the base salary and the other Named Executive Officers shall receive nine months of their respective base salary. These amounts shall be paid in installments in the form of continuation of the base salary payments on the Company’s regular payroll dates, which are subject to any tax withholding and standard payroll deductions.
(2)The amounts reported in this column represent an estimate of 2023 bonus target opportunities under the AIP for our Named Executive Officers with an assumption of a full year of employment and the amounts reported in this column are before any tax withholding and standard payroll deductions.
(3)The amounts reported in this column represent the estimated fair value of the accelerated vesting of the unvested RSUs pursuant to the employment agreements of our Named Executive Officers. These amounts were estimated as of December 31, 2023 based on the closing price of common stock as of December 29, 2023 and the actual realized amount would be different from the estimate reported in this column.
(4)The amounts reported in this column represent the estimated cost of the health care coverage from the separation date pursuant to the employment agreements.
Non-qualified Deferred Compensation
Our Named Executive Officers did not participate in, or earn any benefits under, any non-qualified deferred compensation plan sponsored by Enovix during fiscal year 2023. Our Board of Directors may elect to provide officers and other employees with non-qualified deferred compensation benefits in the future if it determines that doing so is in our best interests.
Pension Benefits
Our Named Executive Officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by Enovix during fiscal year 2023.

Risks Related to Compensation Policies and Practices
When determining our compensation policies and practices, the Board of Directors considers various matters relevant to the development of a reasonable and prudent compensation program, including whether the policies and practices are reasonably likely to have a material adverse effect on us. We believe that the mix and design of our executive compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on us.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our coworkers to the annual total compensation of Dr. Talluri, our Chief Executive Officer and President during fiscal year 2023. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. Given the leverage of our executive compensation program towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on our performance against the pre-established performance goals.
Identification of Median Employee
For the fiscal year 2023 calculation of the median annual total compensation of our employees, except for our former CEO, we used our employee population base of 386 permanent employees as of December 31, 2023, excluding 175 employees located in Korea that joined the Company in the fourth quarter of 2023 with our Routejade acquisition. We calculated the annual total compensation using our payroll records based on i) actual base salary earned for 2023 or the target base salary for the new hire employees who commenced employment during 2023 to reflect a full year of compensation, ii) actual 2023 bonus earned and iii) the grant-date fair value of all equity awards granted during fiscal year 2023, calculated in accordance with ASC 718 with probable outcome assumption for equity awards with performance conditions.
The following presents the ratio of the annual total compensation of Dr. Talluri, our CEO, to the median of the annual total compensation of all our employees (other than Dr. Talluri, our CEO, and certain excluded employees noted above). We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The annual total compensation of our median compensated employee for fiscal year 2023 was $153,111 and the annual total compensation of our CEO for fiscal year 2023 was $17,053,043, representing the compensation reported in the Summary Compensation Table with giving effect to an annualized base salary and AIP for fiscal year 2023. The ratio of the annual total compensation of our CEO to that of our median employee for fiscal year 2023 was estimated to be 111.4 to 1.
SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as the SEC explained when it adopted these rules, in considering the pay-ratio disclosure, stockholders should keep in mind that the rules were not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather were designed to allow stockholders to better understand and assess each particular company’s compensation practices and pay-ratio disclosures.
Pay Versus Performance
Pay Versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the table below includes information to demonstrate the relationship between NEO compensation and certain financial performance measures for fiscal years 2021, 2022 and 2023. For additional information about our performance-based pay philosophy and how we align executive compensation with our performance, refer to the “Executive Compensation - Compensation Discussion and Analysis” section beginning on page 19.

							Value of Initial Fixed $100 Investment Based on:
Fiscal Year	SCT Total for Dr. Talluri - PEO ($)(1)	Compensation Actually Paid to Dr. Talluri ($)(2)	SCT Total for Mr. Rust -Former PEO ($)(1)	Compensation Actually Paid to Mr. Rust ($)(2)(9)	Average SCT Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)(9)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)	Net Loss ($ in Thousands)(7)	Revenue ($ in Thousands)(8)
2023	17,002,557	25,902,557	12,065,920	6,141,312	3,590,308	1,541,128	61	49	(214,132)	7,644
2022	—	—	2,447,077	(18,985,675)	5,880,518	743,504	61	59	(51,622)	6,202
2021	—	—	6,093,656	42,373,070	2,081,139	16,282,851	134	113	(125,874)	—

(1)     The amounts reported in this column are the total compensation amounts reported for each individual who served as our CEO (our principal executive officer or “PEO”), for each fiscal year in the “Total” column of the Summary Compensation Table (“SCT”). Dr. Talluri served as our PEO during a part of fiscal year 2023 and Mr. Rust served as our PEO during a part of fiscal year 2023 and all of fiscal years 2022 and 2021. Please refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”
(2)    The amounts reported in this column represent the “compensation actually paid” (“CAP”) to Dr. Talluri and Mr. Rust for each fiscal year when they served as our PEO, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to each PEO during such fiscal years and are based on valuation assumptions required by the SEC, which are unlikely to reflect actual amounts realized at vesting or exercise (as applicable). In accordance with the requirements of Item 402(v) of Regulation S-K, the following table shows the adjustments to the reported “Total” in the SCT to derive the “compensation actually paid” amount for the years presented below.

		2023
SCT Total for Dr. Talluri - PEO		$17,002,557
Less:	Reported value in SCT “Stock Awards” column	(16,140,000)
Plus:	Year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	25,040,000
Total Adjustments		8,900,000
CAP to Dr. Talluri - PEO		$25,902,557

		2023
SCT Total for Mr. Rust - Former PEO		$12,065,920
Less:	Reported value in SCT “Stock Awards” column	(733,777)
Less:	Reported value in SCT “Options Awards” column	(9,966,500)
Plus:	Change in fair value of equity awards granted in prior fiscal years that vested in the covered year based on change from prior year-end to vesting date	(3,820,798)
Less:	Fair value as of the prior fiscal year end of equity awards granted in prior fiscal years that failed to meet vesting conditions in the covered year	(431,308)
Plus:	Excess fair value for equity award modifications	9,027,775
Total Adjustments		(5,924,608)
CAP to Mr. Rust - Former PEO		$6,141,312
(3)    The amounts reported in this column are the average amounts reported for our NEOs as a group (excluding our PEO) in the “Total” column of the SCT for each fiscal year. For fiscal year 2023, our non-PEO NEOs included Mr. Ahmad, Mr. Marathe, Ms. Chakravarthy, Mr. Pietzke, Mr. Lahiri and Mr. Schmitt. For fiscal year 2022, our non-PEO NEOs included Mr. Pietzke, Mr. Marathe, Mr. Hejlek and Mr. Lahiri. For fiscal year 2021, our non-PEO NEOs included Mr. Pietzke and Mr. Lahiri.
(4)    The amounts reported in this column represent the average amount of the CAP to our non-PEO NEOs for fiscal years 2021, 2022 and 2023, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to our non-PEO NEOs during such fiscal years and are based on valuation assumptions required by the SEC, which are unlikely to reflect actual amounts realized at vesting or exercise (as applicable). In accordance with the requirements of Item 402(v) of Regulation S-K, the following table shows the adjustments to the average reported “Total” in the SCT to derive the average amount of CAP for the years presented below.

		2023
SCT Average Total for Non-PEO NEOs		$3,590,308
Less:	Reported value in SCT “Stock Awards” column	(2,447,490)
Less:	Reported value in SCT “Options Awards” column	(658,460)
Plus:	Year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	954,648
Plus:	Year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	9,534
Plus:	Vesting date fair value of equity awards granted and vested in the covered year	213,366
Plus:	Change in fair value of equity awards granted in prior fiscal years that vested in the covered year based on change from prior year-end to vesting date	38,699
Less:	Fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	(686,453)
Plus:	Excess fair value for equity award modifications	526,976
Total Adjustments		(2,049,180)
Average CAP to Non-PEO NEOs		$1,541,128
(5)     Our total shareholder return (“TSR”) represents the cumulative value of $100 as of end of each fiscal year presented if such amount were invested in our common stock at the market close on July 14, 2021 (the date of our common stock began trading on the Nasdaq Global Select Market under the symbol “ENVX”).
(6)     The amounts reported in this column represent the weighted cumulative value of the peer group’s TSR for each period reported. The peer group used for this purpose is the same peer group used in the review of our executive compensation, as disclosed under Executive Compensation Discussion and Analysis. Please refer to “Compensation Discussion and Analysis—How We Make Executive Compensation Decisions” for the names of the peer companies. In our proxy statement last year, the peer group used was the Russell 2000 Index.
(7)    The amounts reported in this column represent the net loss reported in our Annual Report on the Form 10-K for the applicable fiscal year.
(8)    While we use a number of financial and non-financial performance measures for the purpose of evaluating performance for our compensation programs, we determined that revenue is the key financial performance measure used by us to link compensation actually paid to our NEOs to our performance. The amounts reported in this column represent the revenue reported in our Annual Report on the Form 10-K for the applicable fiscal year.
(9)    The fair values of RSUs, PRSUs, and stock options included in the CAP to our PEOs and the average CAP to our Non-PEO NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in our Annual Report on Form 10-K for the year ended December 31, 2023. Any changes to the RSU and PRSU fair values from the grant date (for current year grants) and from prior year-end (for prior year grants) are based on our updated stock price at the respective measurement dates and updated performance metric projections (for PRSUs). There were no PRSUs outstanding as of December 31, 2023. Changes to the stock option fair values are based on the updated stock price at the respective measurement dates, in addition to updated expected option term, implied volatility of our stock over the updated expected option term, and risk-free rate assumptions. For all years presented, the meaningful increases or decreases in the year-end stock option fair value from the fair value on the grant date were primarily driven by changes in the stock price.
Most Important Financial Performance Measures to Determine 2023 Compensation Actually Paid
The table below lists our most important financial performance measures used to link "Compensation Actually Paid" for our NEOs for fiscal year 2023 to our performance. These measures are used to determine the AIP payouts and the vesting criteria for PRSUs for the NEOs. The financial performance measures included in the following table are not ranked by relative importance.

Performance Matrix
Revenue
Operating expenses
Capital expenditures

Pay Versus Performance Relationship
The graphs below reflect the relationship between the CAP to PEO and average CAP to non-PEO NEOs to our revenue, our net loss and our TSR for fiscal years 2021, 2022 and 2023.
CAP versus Revenue

CAP vs Revenue (in thousands)
$50,000
$25,000
$0
$(25,000)
Amounts (in thousands)
$9,000
$6,000
$3,000
$—
Revenue (in thousands)
2021
2022
2023
Fiscal year
Dr. Talluri - PEO CAP
Mr. Rust - Former PEO CAP
Average CAP to Non-PEO NEOs
Revenue

CAP versus Net Loss

CAP vs Net Loss (in thousands)
$50,000
$25,000
$—
$(25,000)
Amounts (in thousands)
$—
$(50,000)
$(100,000)
$(150,000)
$(200,000)
$(250,000)
Net Loss (in thousands)
2021
2022
2023
Dr. Talluri - PEO CAP
Mr. Rust - Former PEO CAP
Average CAP to Non-PEO NEOs
Net Loss

CAP versus Cumulative Total Shareholder Return

CAP vs TSR (Value of Initial Fixed $100 Investment)
$50,000
$25,000
$—
$(25,000)
Amounts (in thousands)
$150
$100
$50
$—
Total Shareholder Return
2021
2022
2023
Dr. Talluri - PEO CAP
Mr. Rust - Former PEO CAP
Average CAP to Non-PEO NEOs
Company TSR
2023 Peer Group TSR
Russell 2000 index

DIRECTOR COMPENSATION
Director Compensation Policy
Each non-employee director is eligible to receive compensation for their service consisting of annual cash retainers and equity awards pursuant to our non-employee director compensation policy. Our initial non-employee director compensation policy (the “Initial Director Compensation Policy”) was adopted in 2021 and was in effect for the first half of fiscal year 2023.
Under our Initial Director Compensation Policy, each non-employee director was eligible to receive an annual cash retainer of $45,000 for serving on our Board of Directors. The chairperson of the Board of Directors was eligible to receive an additional annual cash retainer of $25,000, and any Lead Independent Director received an additional $15,000 annual cash retainer.
The chairpersons and members of the three committees of our Board of Directors were entitled to the following additional annual cash retainers under our Initial Director Compensation Policy in the first and second quarters of 2023:

Board of Directors Committee	Chairperson Fee ($)	Member Fee ($)
Audit Committee	15,000	7,500
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	10,000	5,000
In May 2023, our Compensation Committee engaged Compensia, an independent compensation consultant, to review the Initial Director Compensation Policy and provide guidance to the Compensation Committee. Based on that review the Compensation Committee determined that in order to attract and retain highly qualified directors, the compensation of the non-employee directors should be updated to be more competitive. As a result, the Compensation Committee and Board of Directors approved an amended and restated non-employee director compensation policy (the “Amended Director Compensation Policy”) on August 4, 2023, which was in effect for the third and fourth quarters of 2023.
Under our Amended Director Compensation Policy, each non-employee director receives an annual cash retainer of $50,000, The chairperson and lead independent director receive an additional $47,000 and $25,000, respectively, for serving in such roles on our Board of Directors.
The chairpersons and members of the three committees of the Board of Directors are also entitled to the following additional annual cash retainers under the Amended Director Compensation Policy:

Board of Directors Committee	Chairperson Fee ($)	Member Fee ($)
Audit Committee	22,000	10,000
Compensation Committee	15,000	7,500
Nominating and Corporate Governance Committee	10,000	5,000
All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, prorated based on the days served in the applicable fiscal quarter.
Initial Equity Awards
Each non-employee director upon appointment to our Board of Directors will automatically receive an initial equity award in the form of RSUs with a grant-date value equal to $275,000, which is calculated based on the Fair Market Value (as defined in our 2021 Plan) of the underlying common stock on the date of grant (the “Initial RSU awards”). The Initial RSU awards vest quarterly over three years, subject to continuous service through the applicable vesting date. No changes were made to the terms or amount of the Initial RSU awards under the Amended Director Compensation Policy.
Annual Equity Awards
Under the Initial Director Compensation Policy, on the date of the 2023 annual meeting of stockholders, each continuing non-employee director received an annual equity award in the form of RSUs with a grant-date value equal to $100,000, which is calculated based on the Fair Market Value (as defined in our 2021 Plan) of the underlying common stock on the date of grant (the “Annual RSU awards”). For a non-employee director who is appointed after the date of the annual meeting, the Annual RSU award shall be prorated based on the number of days from the date of appointment until the next annual meeting of stockholders. Accordingly, two of our directors appointed after the 2023 annual meeting received a prorated Annual RSU award.
The Annual RSU awards vest on the earlier of (i) the date of the following annual meeting of stockholders (or the date immediately prior to the next annual meeting of stockholders if the non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election) or (ii) the one-year anniversary of the date of grant, subject to continuous service through the applicable vesting date.
Under the Amended Director Compensation Policy, each continuing non-employee director receives an Annual RSU award with a grant-date value equal to $195,000, on terms otherwise identical to the Annual RSU award under the Initial Policy.
Vesting Acceleration
In the event of a Change of Control (as defined in our 2021 Plan), any unvested portion of an outstanding equity award granted under the Initial Director Compensation Policy or Amended Director Compensation Policy will fully vest immediately prior to the closing of such Change of Control, subject to the non-employee director’s continuous service with us on the effective date of the Change of Control.
Expenses
We reimburse our non-employee directors for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in meetings of the Board of Directors and its committees. We also reimburse our non-employee directors for other reasonable expenses related to Board of Directors service, such as director education.
Director Compensation Table
The following table sets forth information regarding the compensation earned by or paid to non-employee directors during fiscal year 2023. As an executive officer and director, neither Dr. Talluri (our current President and CEO) nor Mr. Rust (our former President and CEO until his retirement in January 2023), received any additional compensation for their service as a member of our Board of Directors and therefore have not been included in this table. The compensation of Dr. Talluri and Mr. Rust is set forth above under “Executive Compensation - Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Thurman John Rodgers	$83,500	$99,990	$183,490
Betsy Atkins	63,750	99,990	163,740
Pegah Ebrahimi	61,250	99,990	161,240
Bernard Gutmann(3)	33,000	374,978	407,978
Joseph Malchow(4)	33,750	374,978	408,728
Gregory Reichow(5)	67,882	99,990	167,872
Emmanuel Hernandez(6)	48,000	99,990	147,990
John D. McCranie(7)	3,425	—	3,425

(1)The amounts reported in this column represent the annual cash retainer fees paid during fiscal year 2023, prorated as indicated in the footnotes below, and in accordance with the Initial Director Compensation Policy for the first and second quarters of fiscal year 2023, and pursuant to the Amended Director Compensation Policy for the third and fourth quarters of fiscal year 2023.
(2)The amounts reported in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant-date fair value of equity awards granted to each non-employee director during fiscal year 2023, computed in accordance with the ASC Topic 718, Stock-based Compensation. For fiscal year 2023, the assumptions used in calculating the grant-date fair value of the equity awards reported in this column are set forth in Note 2 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. On June 15, 2023, each non-employee director serving at that time was granted an Annual RSU award of 7,336 RSUs and on June 22, 2023, with the exception of Messrs. Gutmann and Malchow, who each received a prorated Annual RSU award of 7,251 RSUs. Messrs. Gutmann and Malchow were also each granted an Initial RSU award of 19,941 RSUs upon their appointment to the Board of Directors. Each of the Annual RSU awards and Initial RSU awards were granted in accordance with our Initial Director Compensation Policy.
(3)Mr. Gutmann was appointed to the Board of Directors as of June 22, 2023 and as a member of the Audit Committee. Mr. Gutmann was appointed Chairperson of the Audit Committee, effective October 1, 2023. Mr. Gutmann’s fees were prorated under the applicable policy for his dates of service as a member of the Board of Directors and Audit Committee, and as Chairperson of the Audit Committee.
(4)Mr. Malchow was appointed to the Board of Directors as of June 22, 2023 and as a member of the Compensation Committee and Nominating and Corporate Governance Committee, and was appointed to the Audit Committee as of October 1, 2023. Mr. Malchow’s fees for service on the Board of Directors and the aforementioned committees were prorated accordingly under the applicable policy.
(5)Mr. Reichow was appointed as Chairperson of the Compensation Committee upon Mr. McCranie’s resignation from the Board of Directors, effective January 23, 2023, and his compensation was prorated accordingly in the first quarter of fiscal year 2023.
(6)Mr. Hernandez resigned from the Board of Directors effective October 1, 2023 and his fees for service on the Board of Directors and as Chairperson of the Audit Committee were prorated accordingly in the third quarter of fiscal year 2023.
(7)Mr. McCranie resigned as a member of the Board of Directors, effective January 23, 2023, and his fees for service on the Board of Directors, as a member of the Audit Committee and as Chairperson of the Compensation Committee were prorated accordingly.
The following table indicates the number of outstanding stock options and unvested RSU awards held by each non-employee director as of December 31, 2023:

Name	RSUs(1)	Number of Shares Underlying Stock Options
Thurman John Rodgers	3,668	—
Betsy Atkins	3,668	51,691
Pegah Ebrahimi	6,619	—
Bernard Gutmann	20,243	—
Joseph Malchow	20,243	—
Gregory Reichow	3,668	—
Emmanuel Hernandez	—	—
John D. McCranie	—	—

(1)     Each unit granted pursuant to an RSU award represents a contingent right to receive one share of our common stock for each unit that vests.

PROPOSAL NO. 2 - VOTE TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, our Board of Directors is providing stockholders with a vote to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules. This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding vote on executive compensation paid to our Named Executive Officers as disclosed in the “Executive Compensation” section of this Proxy Statement, including the compensation tables and the corresponding narrative discussion and footnotes set forth therein. Consistent with the preference expressed by our stockholders at the last advisory vote on the frequency of our “say-on-pay” vote, we are conducting such votes annually. Accordingly, we expect to hold our next “say-on-pay” vote at our next annual meeting of stockholders in 2025. Because the vote is advisory, it will not be binding on the Board of Directors. However, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.
As described under the heading “Executive Compensation - Compensation Discussion and Analysis,” our current executive compensation program is intended to align executive compensation with our business objectives and to enable us to attract, retain and reward executive officers who contribute to our long-term success. We seek to accomplish this goal in a way that is aligned with the long-term interests of our stockholders. Our strategy has been to design our compensation programs to drive alignment of all employees, including our Named Executive Officers. We believe that this approach recognizes that, as a Company, we are all one team with one mission. We believe our executive compensation program effectively aligns the interests of our Named Executive Officers with our objective of creating sustainable long-term value for our stockholders.
For the reasons discussed above and in the Compensation Discussion and Analysis, our Board of Directors recommends that our stockholders vote “FOR” the “say-on-pay” vote as set forth in the following resolution:
RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE RESOLUTION APPROVING, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3 – VOTE TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP currently serves as our independent registered public accounting firm. After consideration of Deloitte & Touche LLP’s qualifications and past performance, the Audit Committee has selected, and the Board of Directors ratified the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2024. The Board of Directors has directed that management submit the selection of Deloitte & Touche LLP for ratification by our stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee or the Board of Directors, in their discretion, may direct the appointment of different independent auditors at any time during our fiscal year if they determine that such a change would be in the best interests of Enovix and our stockholders.
Principal Accountant Fees and Services
The following table sets forth the aggregate fees billed for professional audit services and other services rendered by Deloitte & Touche LLP for fiscal years 2023 and 2022. All of the services described in the following fee table were approved by the Audit Committee.

	Fiscal Years Ended
	December 31, 2023	January 1, 2023
	(In thousands)
Audit Fees(1)	$2,470	$1,895
Audit-Related Fees(2)	611	156
Tax Fees(3)	58	—
All Other Fees(4)	2	2
Total Fees	$3,141	$2,053

(1)Audit Fees - This category includes the audit of our annual financial statements, the audit of our internal control over financial reporting, the review of our financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory audit and regulatory filings, business combinations and other matters for those fiscal years.
(2)Audit-Related Fees - This category generally consists of assurance and related services, such as finance offering and the employee benefit plan, and are not reported under “Audit Fees” above.
(3)Tax Fees - This category consists of services for tax compliance, tax advice, and tax planning.
(4)All Other Fees - This category consists of annual subscription for accounting literature.
Pre-Approval Policies and Procedures
Our Audit Committee has procedures in place for the pre-approval of all audit services, audit-related services, tax services, and other services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. Our Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AND TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 29, 2024.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 31, 2024 by:
•each person known by us to be the beneficial owner of more than 5% of our common stock;
•each of our directors and nominees for director;
•each of our Named Executive Officers; and
•all of our current executive officers and directors as a group.
Applicable percentages are based on 169,728,745 shares of common stock outstanding on March 31, 2024, adjusted as required by rules promulgated by the SEC. We have determined beneficial ownership in accordance with the rules and regulations of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of March 31, 2024 and RSUs that vest within 60 days of March 31, 2024. These securities are deemed to be outstanding and beneficially owned by the person holding such options, warrants or RSUs for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information in this table is not necessarily indicative of beneficial ownership for any other purpose.
Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and their business address is c/o Enovix Corporation, 3501 W. Warren Avenue, Fremont, California 94538.

	Beneficial Ownership of Common Stock
Beneficial Owner	Number of Shares	Percent of Total
Greater Than 5% Stockholder
The Vanguard Group(1)	12,928,993	7.6%
BlackRock, Inc.(2)	9,886,741	5.8%
Named Executive Officers and Directors
Thurman John Rodgers(3)	25,784,303	14.8%
Farhan Ahmad	—	*
Betsy Atkins(4)	309,226	*
Arthi Chakravarthy(5)	55,201	*
Pegah Ebrahimi(6)	25,659	*
Bernard Gutmann(7)	10,423	*
Joseph Malchow(8)	639,523	*
Ajay Marathe (9)	163,962	*
Gregory Reichow(10)	15,628	*
Dr. Raj Talluri(11)	340,035	*
Harrold Rust(12)	759,589	*
Steffen Pietzke(13)	690,723	*
Ashok Lahiri(14)	1,507,855	*
Ralph Schmitt(15)	138,829	*
All current directors and executive officers as a group (10 individuals)(16)	27,343,960	15.7%

*Less than one percent
(1)The information is based solely on the Schedule 13G filed by the reporting person with the SEC on February 13, 2024. Consists of 12,928,993 shares held by The Vanguard Group, Inc., or Vanguard. The reporting entity has sole dispositive power with respect to 12,528,320 shares. Vanguard’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities held by Vanguard. No one other person’s interest in these securities is more than 5%. The business address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(2)The information based solely on the Schedule 13G filed by the reporting person with the SEC on January 29, 2024. Consists of 9,886,741 shares held by BlackRock, Inc. The reporting entity is a parent holding company and has sole voting power with respect to 9,730,783 shares and sole dispositive power with respect to 9,886,741 shares, reporting on behalf of the holding company and its affiliated subsidiaries. The business address of BlackRock is 50 Hudson Yards, New York, New York 10001.
(3)Consists of (i) 20,784,303 shares of common stock held by the Rodgers Massey Revocable Living Trust dtd 4/4/11, Thurman John Rodgers, Trustee, (ii) 900,000 shares of common stock held by the Rodgers Family Freedom and Free Markets Charitable Trust, and (iii) 4,100,000 shares of common stock issuable to the Rodgers Massey Revocable Living Trust dtd 4/4/11, Thurman John Rodgers, Trustee pursuant to a warrant exercisable within 60 days of March 31, 2024.
(4)Consists of (i) 157,535 shares of common stock held directly by Ms. Atkins, of which 2,700 shares of common stock will be unvested and remain subject to a repurchase right within 60 days of March 31, 2024, (ii) 51,691 shares of common stock issuable to Ms. Atkins pursuant to options exercisable within 60 days of March 31, 2024, of which 11,842 shares of common stock would be unvested as of such date, and (iii) 100,000 shares of common stock issuable to Ms. Atkins pursuant to a warrant exercisable within 60 days of March 31, 2024.
(5)Consists of (i) 688 shares of common stock held directly by Ms. Chakravarthy and (ii) 54,513 shares of common stock issuable to Ms. Chakravarthy upon the vesting of restricted stock units within 60 days of March 31, 2024.
(6)Consists of 25,659 shares of common stock held directly by Ms. Ebrahimi.
(7)Consists of 10,423 shares of common stock held directly by Mr. Gutmann.
(8)Consists of (i) 383,823 shares of common stock held directly by Mr. Malchow, (ii) 4,400 shares of common stock held by Mr. Malchow and his spouse, (iii) 1,300 shares held by his child. and (iv) 250,000 shares of common stock issuable to Mr. Malchow pursuant to a warrant exercisable within 60 days of March 31, 2024.
(9)Consists of (i) 136,195 shares of common stock held directly by Mr. Marathe and (ii) 27,767 shares of common stock issuable to Ms. Marathe upon the vesting of restricted stock units within 60 days of March 31, 2024.
(10)Consists of 15,628 shares of common stock held directly by Mr. Reichow.
(11)Consists of (i) 273,368 shares of common stock held directly by Dr. Talluri and (ii) 66,667 shares of common stock issuable to Dr. Talluri upon the vesting of restricted stock units within 60 days of March 31, 2024.
(12)Consists of (i) 179,669 shares of common stock held by the Harrold and Margaret Rust Family Trust UTD May 15, 1996 and (ii) 579,920 shares of common stock issuable to Mr. Rust pursuant to options exercisable within 60 days of March 31, 2024.
(13)Consists of (i) 309,327 shares of common stock held directly by Mr. Pietzke and (ii) 381,396 shares of common stock issuable to Mr. Pietzke pursuant to options exercisable within 60 days of March 31, 2024.
(14)Consists of (i) 1,336,476 shares of common stock held directly by Mr. Lahiri and (ii) 171,379 shares of common stock issuable to Mr. Lahiri pursuant to options exercisable within 60 days of March 31, 2024.
(15)Consists of 138,829 shares of common stock held directly by Mr. Schmitt.
(16)Consists of (i) 22,693,322 shares of common stock held by all of our current directors and executive officers as a group, of which 2,700 shares of common stock will be unvested and remain subject to a repurchase right within 60 days of March 31, 2024, (ii) 51,691 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2024, of which 11,842 shares of common stock would be unvested as of such date, (iii) 148,947 shares of common stock issuable upon the vesting of restricted stock units within 60 days of March 31, 2024, and (iv) 4,450,000 shares of common stock issuable pursuant to warrants exercisable within 60 days of March 31, 2024.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee is a committee of the Board of Directors comprised solely of independent directors as required by the listing standards of the Nasdaq Stock Market LLC and the rules and regulations of the Securities and Exchange Commission. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.
With respect to Enovix’s financial reporting process, its management is responsible for establishing and maintaining internal controls and preparing its financial statements. Enovix’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of Enovix’s financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare financial statements. These are the fundamental responsibilities of management.
In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management and Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Enovix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
Bernard Gutmann (Chairperson)
Joseph Malchow
Pegah Ebrahimi
This report of the Audit Committee will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933 or the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than compensation arrangements for our directors and executive officers, which are described in the section titled “Executive Compensation,” below is a description of transactions since January 1, 2023. A related person transaction includes transactions in which:
•we have been or are to be a participant;
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of any class of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
Separation Agreements
In connection with Harrold Rust’s retirement as Chief Executive Officer, Cameron Dales’s resignation as General Manager and Chief Commercial Officer, Ashok Lahiri’s retirement as Chief Technical Officer, and Steffen Pietzke’s resignation as Chief Financial Officer, the Company entered into Separation Agreements with each of these individuals on January 13, 2023, January 20, 2023, January 17, 2023 and June 28, 2023, respectively (the “Separation Agreements”). Pursuant to the Separation Agreements, the Company provided severance, accelerated vesting of equity awards and certain other benefits to these former executive officers. Please refer to the section above titled “Employment Arrangements with Named Executive Officers” for more detail regarding the Separation Agreements, other than Mr. Dales, who was not a Named Executive Officer in fiscal year 2023.
Consulting Arrangements
Effective upon his resignation as a Chief Financial Officer, and pursuant to his separation agreement, Mr. Pietzke provides consulting services to us. In connection with his role as a consultant, Mr. Pietzke received an award for 23,269 RSUs, which fully vested on January 10, 2024. Our former Chief Technical Officer, Mr. Lahiri, also provided consulting services to the Company after his separation from the Company in February 2023. Mr. Lahiri received an award for 20,293 RSUs, which fully vested on July 31, 2023.
Convertible Senior Notes
On April 20, 2023, the Company issued $172.5 million aggregate principal amount of Convertible Senior Notes, pursuant to an indenture, dated as of April 20, 2023, between the Company and U.S. Bank Trust Company, National Association, as trustee. $10.0 million principal amount of the Convertible Senior Notes were issued to an entity affiliated with Thurman John Rodgers, Chairman of the Board of Directors, in a concurrent private placement. The Convertible Senior Notes are unsecured obligations of the Company and bear interest at a rate of 3.0% per year from April 20, 2023, and are payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2023. The Convertible Senior Notes will mature on May 1, 2028 unless earlier converted, redeemed or repurchased.
Employment Relationships
The Company employs two family members of the Company’s former Chief Executive Officer and a former member of the Board of Directors, Harrold Rust, Bill Rust and Ashton Rust, who perform engineering work. During the fiscal year 2023, Bill Rust and Ashton Rust earned $284,461 and $135,721, respectively, of a total of base salary and bonuses. Each of their compensation was based on reference to external market practices of similar positions or internal pay equity when compared to the compensation paid to employees in similar positions who were not related to our former Chief Executive Officer. Bill Rust and Ashton Rust are also eligible for equity awards on the same general terms and conditions as applicable to employees in similar positions who were not related to our former Chief Executive Officer.
The Company employs a family member of the Company’s current Chief Executive Officer and a member of our Board of Directors, Dr. Raj Talluri, Suraj Talluri. Mr. Talluri joined the Company in January 2024 and assists with sales in North America. Their target annual compensation of $192,000, including base salary and target bonus, is based on reference to external market practices of similar positions or internal pay equity when compared to the compensation paid to employees in similar positions who were not related to our current Chief Executive Officer. Mr. Talluri is also eligible for equity awards on the same general terms and conditions as applicable to employees in similar positions who were not related to our current Chief Executive Officer.

Equity Awards to Directors and Executive Officers
We have granted equity awards to certain of our directors and executive officers pursuant to the applicable Employment Agreement and/or Separation Agreement with each such current and former executive officers and under our Initial and Amended Director Compensation Policies. For more information regarding the stock options and stock awards granted to our non-employee directors and Named Executive Officers, see the sections titled “Director Compensation” and “Executive Compensation.”
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require us to indemnify its directors and executive officers to the fullest extent permitted by Delaware law.
Our Certificate of Incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and Bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by our Board of Directors.
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a formal written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of related person transactions. The Audit Committee of our Board of Directors has the primary responsibility for reviewing and approving or ratifying transactions with related persons, which include our executive officers, directors, director nominees, beneficial owners of more than 5% of our common stock, and any immediate family member of the aforementioned persons. Under our policy, a “related person transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness, subject to certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act.
To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering a related person transaction, our Audit Committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:
•the risks, costs, and benefits to us;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the extent of the related person’s interest in the transaction;
•the purpose and terms of the transaction;
•management’s recommendation with respect to the proposed related person transaction;
•the availability of other sources for comparable services or products; and
•whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction.
Our Audit Committee will approve only those transactions that it determines are fair to us and in our best interests. Except as set forth above, there were no related person transactions in fiscal year 2023, and there are not currently any proposed related person transactions, that would require disclosure under SEC rules.

OTHER INFORMATION
Equity Compensation Plan Information
The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(2)	Weighted- average exercise price of outstanding options, warrants and rights (b)(3)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(4)
Equity compensation plans approved by stockholders(1)	14,039,939	$9.7	22,905,941
Equity compensation plans not approved by stockholders	—	—	—
Total	14,039,939	$9.7	22,905,941

(1)Includes our 2006 Equity Incentive Plan (the “2006 Plan”), 2016 Plan, 2021 Plan, and 2021 Employee Stock Purchase Plan (the “2021 ESPP”). No additional equity awards may be granted under the 2006 Plan or 2016 Plan. These amounts reflect 2,615,199 outstanding stock options and 11,424,740 outstanding RSUs and PRSUs.
(2)Excludes future rights to purchase shares of common stock under our 2021 ESPP, which depend on a number of factors described in our 2021 ESPP and will not be determined until the end of the applicable purchase period.
(3)Represents the weighted-average exercise price of our outstanding stock options only. The weighted-average exercise price excludes any outstanding units subject to RSU awards, which have no exercise price.
(4)Consists of 14,698,737 shares of our common stock available for issuance under our 2021 Plan and 8,207,204 shares of our common stock available for issuance under our 2021 ESPP, which includes estimated Evergreen Increases (as defined below). The 2021 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2022 and ending on January 1, 2031, in an amount equal to 4% of the total number of shares of common stock outstanding on December 31 of the preceding year, or such lesser number of shares of common stock as determined by our Board of Directors prior to January 1 of a given year (the “2021 Plan Evergreen Increase”). In addition, the 2021 ESPP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1 of each year for a period of up ten years commencing on January 1, 2022 and ending on January 1, 2031, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, and (ii) 2,000,000 shares of common stock; or such lesser number of shares of common stock as determined by our Board of Directors prior to January 1 of a given calendar year (the “2021 ESPP Evergreen Increase” and together with the 2021 Plan Evergreen Increase, the “Evergreen Increases”). Accordingly, on January 1, 2024, the number of shares of common stock available for issuance under the 2021 Plan and the 2021 ESPP automatically increased pursuant to these provisions, as follows: the 2021 Plan Evergreen Increase was 6,695,693 shares, and the 2021 ESPP Evergreen Increase was 1,673,926.
Delinquent Section 16(a) Reports
Pursuant to Section 16 of the Exchange Act, executive officers, directors, and holders of more than 10% of the Company’s common stock are required to file reports of their trading in Company equity securities with the SEC. Based solely on a review of the copies of such reports filed with the SEC during with respect to the last fiscal year, and written representations from certain reporting persons that no other filings were required, the Company believes that all filings required to be made by its reporting persons complied with all applicable Section 16 filing requirements during fiscal year 2023, with the exception of the following late Form 4s: one report for one transaction each filed in June on behalf of each of Mses. Atkins and Ebrahimi and Messrs. Reichow, Hernandez and Rodgers; one report for one transaction each filed in August on behalf of each of Ms. Chakravarthy, Mr. Marathe and Dr. Talluri; and on behalf of four of our former executives, one report for one transaction each filed in February on behalf of each of Messrs. Lahiri and Rust, one report for one transaction each filed in June on behalf of each of Messrs. Schmitt and Pietzke, and one report for two transactions filed in August on behalf of Mr. Schmitt.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address. Upon written or oral request, we will promptly deliver a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of these materials. If your proxy materials are being householded and you would like to receive separate copies, or if you are receiving multiple copies and would prefer to receive a single copy, please contact us by sending a written request to: Enovix Corporation, 3501 W. Warren Avenue, Fremont, California 94538, Attention: Secretary, or by phone call or email to our Secretary, at (510) 844-2829 or gc@enovix.com.
Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Other Matters
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy will have discretion to vote the shares of our common stock they represent on such matters in accordance with their best judgment.

By Order of the Board of Directors

Dr. Raj Talluri
President and Chief Executive Officer
April 29, 2024
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 at the investors section of our website at https://ir.enovix.com. A copy of our Annual Report on Form 10-K for the year ended December 31, 2023 is available without charge upon written request to Enovix Corporation, 3501 W. Warren Avenue, Fremont, California 94538, Attention: Investor Relations.

ENOVIX

ENOVIX CORPORATION
3501 W. WARREN AVENUE
FREMONT, CA 94538

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 8:59 p.m. Pacific Daylight Time on June 12, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ENVX2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 8:59 p.m. Pacific Daylight Time on June 12, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V45065-P05171 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ENOVIX CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect each of the Board of Directors' seven nominees for director named in the accompanying proxy statement, to serve as directors until the 2025 Annual Meeting of Stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Thurman John Rodgers
02) Betsy Atkins
03) Pegah Ebrahimi
04) Bernard Gutmann
05) Joseph Malchow
06) Gregory Reichow
07) Dr. Raj Talluri

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Your proxy holder is authorized to vote, in their discretion, upon such other business as may properly come before the 2024 Annual Meeting of Stockholders or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V45066-P05171

ENOVIX CORPORATION
Annual Meeting of Stockholders
June 13, 2024 1:30 p.m. PDT
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Arthi Chakravarthy, Chief Legal Officer, as proxy, with the power to appoint her substitute, and hereby authorize(s) her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ENOVIX CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 1:30 p.m. PDT on June 13, 2024, at www.virtualshareholdermeeting.com/ENVX2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such directions are made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxy holder is authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

Please mark, sign and return this proxy card promptly using the enclosed reply envelope.

Continued and to be signed on reverse side